Exhibit 4.4

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING AND
MANAGEMENT INFORMATION CIRCULAR
WITH RESPECT TO THE ANNUAL GENERAL AND SPECIAL
MEETING OF SHAREHOLDERS OF

QYOU MEDIA INC.

TO BE HELD ON JUNE 29, 2022

QYOU MEDIA INC.

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2022

TAKE NOTICE THAT an annual general and special meeting (the “Meeting”) of the shareholders of QYOU MEDIA INC. (the “Corporation”) will be held at the offices of Wildeboer Dellelce LLP, Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario, M5H 2V1 on June 29, 2022 at 11:00 a.m. (Toronto time) for the following purposes:

1.	to receive the audited consolidated financial statements of the Corporation as at and for the fiscal period ended December 31, 2021, together with the report of the auditors thereon;

2.	to elect directors of the Corporation to hold office until the close of business of the next annual meeting of the Corporation’s shareholders;

3.	to re-appoint MNP LLP as auditors of the Corporation to hold office until the close of business of the next annual meeting of the Corporation’s shareholders and to authorize the directors of the Corporation to fix the auditors’ remuneration;

4.	to consider and, if deemed, advisable, approve, with or without variation, a special resolution authorizing an amendment to the articles of the Corporation to consolidate the issued and outstanding common shares of the Corporation on the basis of a consolidation ratio to be selected by the board of directors of the Corporation within a range between two (2) pre-consolidation shares to one (1) post-consolidation share and forty (40) pre-consolidation shares to one (1) post-consolidation share;

5.	to consider and, if deemed advisable, approve and confirm, with or without variation, by ordinary resolution, the Corporation’s amended and restated stock option plan, including the reservation for issuance thereunder of all unallocated options, rights and other entitlements in accordance with the rules of the TSX Venture Exchange (the “TSXV”);

6.	to consider and, if deemed advisable, approve and confirm, with or without variation, by ordinary resolution of Disinterested RSU Shareholders (as defined below), the Corporation’s amended and restated restricted share unit plan, including the reservation for issuance thereunder of all unallocated restricted share units, rights and other entitlements in accordance with the rules of the TSXV;

7.	to consider and, if deemed, advisable, approve and confirm, with or without variation, by ordinary resolution, the amendments to By-law No. 1-A of the Corporation, including the removal of the Canadian residency requirement of directors of the Corporation; and

8.	to transact such other business as may be properly brought before the Meeting or any adjournment thereof.

Information relating to the items described above is set forth in the accompanying Management Information Circular of the Corporation.

The Corporation will deliver this notice of meeting and the accompanying Management Information Circular and form of proxy (collectively, the “Meeting Materials”) to shareholders by posting the Meeting Materials online at www.qyoumedia.com/#investors in accordance with the notice and access notification mailed to shareholders of the Corporation. The use of the notice and access procedures under applicable securities laws reduces the Corporation’s printing and mailing costs.

The Meeting Materials will be available online at www.qyoumedia.com/investors as of May 24, 2022 and will remain on the website for one full year thereafter. The Meeting Materials will also be available under the Corporation’s profile on SEDAR at www.sedar.com. All shareholders of the Corporation will receive a notice and access notification containing information on how to obtain electronic and paper copies of the Meeting Materials in advance of the Meeting. Shareholders wishing to receive paper copies of the Meeting Materials can request same from the Corporation by calling 647-283-4595. The Corporation will mail paper copies of the Meeting Materials to requesting shareholders at no cost to them within three business days of their request, if such requests are made before the Meeting.

Only shareholders of record as of May 18, 2022, the record date, are entitled to receive notice of and to vote at the Meeting. Shareholders who wish to vote at the Meeting must attend the Meeting or deposit an instrument of proxy in accordance with the instructions set forth below and in the accompanying Management Information Circular.

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the coronavirus disease known as COVID-19, and its variants, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, the Corporation strongly encourages all shareholders to vote by proxy in advance of the Meeting rather than attending in person. Health and safety guidelines and instructions from health authorities will be enforced at the Meeting, which may include attendance capacity limits. The Corporation will also be providing an option to view the Meeting in a virtual format. Registered shareholders and proxyholders will be able to attend the Meeting in person or virtually, but there will be no option to vote virtually. Non-registered shareholders who have not appointed themselves as proxyholder will not be able to attend the Meeting in person, but may view the Meeting virtually. The Meeting will be viewable online at https://wildlaw-ca.zoom.us/j/82188500166?pwd=Rll4OWdDWTg3ek00b3FEV1VTaXBJUT09. Inside the accompanying management information circular, you will find important information and detailed instructions about how to participate in the Meeting.

DATED at Toronto, Ontario this 19th day of May, 2022.

By Order of the Board of Directors

(signed) “Curt Marvis”
Curt Marvis Chief Executive Officer

IMPORTANT

It is desirable that as many shares as possible be represented at the Meeting. If you do not expect to attend the Meeting and would like your shares represented, please complete the instrument of proxy that was sent to you and return it as soon as possible in the envelope provided for that purpose. To be valid, all instruments of proxy must be delivered to the Proxy Department of Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 (facsimile (866) 249-7775) no later than 11:00 a.m. (Toronto time) on June 27, 2022 or at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before any adjournment or postponement of the Meeting. Late instruments of proxy may be accepted or rejected by the chair of the Meeting in his or her discretion but he or she is under no obligation to accept or reject any particular late instrument of proxy. As an alternative to completing and submitting an instrument of proxy, you may vote electronically on the internet at www.investorvote.com or by telephone by contacting Computershare Investor Services Inc. at 1-866-732-8683. Shareholders who wish to vote using the internet or by telephone should follow the instructions in the instrument of proxy mailed to such shareholder.

QYOU MEDIA INC.

INFORMATION CIRCULAR

PURPOSE OF SOLICITATION

Information in this Management Information Circular (the “Circular”) is given as of the 18th day of May, 2022, except as otherwise indicated herein. Unless otherwise indicated, dollar amounts are expressed in Canadian dollars.

NOTICE AND ACCESS

QYOU Media Inc. (the “Corporation”) has elected to deliver the materials in respect of the Meeting (as hereinafter defined) pursuant to the notice and access provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) which came into force on February 11, 2013 (“Notice and Access”). Notice and Access is a set of rules that reduces the volume of materials that must be physically mailed to shareholders by allowing issuers to deliver meeting materials to shareholders electronically by providing shareholders with access to these materials online.

In accordance with the Notice and Access provisions, a notice and a form of proxy or voting instruction form (together, the “Notice Package”) has been sent to all shareholders informing them that this Circular is available online and explaining how this Circular may be accessed, in addition to outlining relevant dates and matters to be discussed at the Meeting. The Notice of Meeting (as hereinafter defined), the Circular and the financial statements (collectively, the “Proxy-Related Materials”) have been made available online to shareholders of the Corporation at www.qyoumedia.com/investors and under the Corporation’s profile on SEDAR (the System for Electronic Document Analysis and Retrieval) at www.sedar.com. The Corporation will indirectly send the Notice Package to Non-Registered Holders (as hereinafter defined).

For the Meeting, the Corporation is using Notice and Access delivery procedures for both registered and non-registered (or beneficial) shareholders. Neither registered shareholders nor Non-Registered Holders will receive a paper copy of this Circular unless they contact the Corporation after it is posted, in which case the Corporation will mail this Circular within three business days of any request provided the request is made prior to the Meeting. Shareholders wishing to receive paper copies of the Proxy-Related Materials can request same from the Corporation by calling 647-283-4595. The Corporation must receive your request prior to 5:00 p.m. (Toronto time) on June 15, 2022 to ensure you will receive paper copies in advance of the deadline to submit your vote.

PROXY RELATED INFORMATION

Solicitation of Proxies

This Circular is provided in connection with the solicitation of proxies by management of QYOU Media Inc. (the “Corporation”) for use at the annual general and special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares of the Corporation (“Common Shares”). The Meeting will be held at the offices of Wildeboer Dellelce LLP, Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario, M5H 2V1 on Wednesday, June 29, 2022 at 11:00 a.m. (Toronto time), or at such other time or place to which the Meeting may be postponed or adjourned, for the purposes set forth in the Notice of Meeting accompanying this Circular (the “Notice”).

It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone by regular employees of the Corporation without special compensation, at nominal cost. The costs of solicitation will be borne by the Corporation. The Corporation will pay the reasonable expenses of persons who are the registered but not beneficial owners of Common Shares for forwarding copies of the Notice Package to non-objecting beneficial owners. The Corporation will provide, without cost to such persons, upon request to the Corporate Secretary of the Corporation, additional copies of the foregoing documents required for this purpose.

Contained in the Notice Package is a form of proxy for use at the Meeting (the “Instrument of Proxy”). Each Shareholder who is entitled to attend at Shareholders’ meetings is encouraged to participate in the Meeting and Shareholders are urged to vote on matters to be considered at the Meeting or by proxy.

Virtual Meeting Viewing

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the coronavirus known as COVID-19 and its variants, and to mitigate risks to the health and safety of our communities, Shareholders, employees and other stakeholders, the Corporation strongly encourages all shareholders to vote by proxy in advance of the Meeting rather than attending in person. Health and safety guidelines and instructions from health authorities will be enforced at the Meeting, which may include attendance capacity limits. The Corporation will also be providing an option to view the Meeting in a virtual format, as set out below, though voting will not be permitted virtually.

The Meeting will be able to be viewed virtually via the Zoom meeting platform. To access the Meeting, Shareholders will have three options: through an Internet browser; through the Zoom application; or via teleconference.

OPTION 1: Using your Internet browser

Click this link to join the Zoom webinar directly via your browser:

https://wildlaw-ca.zoom.us/j/82188500166?pwd=Rll4OWdDWTg3ek00b3FEV1VTaXBJUT09

This allows participants to bypass the Zoom application download process and join a meeting directly from their browser. This is a workaround for participants who are unable to download, install, or run applications. Note that the meeting experience from the browser may be limited.

OPTION 2: Using your Zoom application

Visit http://www.zoom.com or access the Zoom application on your computer or smartphone

1. Click ‘Join a Meeting’ (Browser) or ‘Join’ (Mobile or Desktop Application)

2. Enter Webinar ID 821 8850 0166 into the Meeting ID box

3. Enter your name

4. Click ‘Join’

5. Enter the password: 841737

OPTION 3: Dial in to the AGM (audio only):

Dial (for higher quality, dial a number based on your current location):

Canada: +1 647 374 4685 or +1 647 558 0588 or +1 778 907 2071 or +1 204 272 7920 or +1 438 809 7799 or +1 587 328 1099

US (Houston): +1 346 248 7799

US (New York): +1 929 205 6099

US (San Jose): +1 669 900 6833

US (Tacoma): +1 253 215 8782

US (Washington D.C.): +1 301 715 8592

US (Chicago): +1 312 626 6799

Webinar ID: 821 8850 0166

Participant ID: Not required (just press #)

Passcode: 841737

International numbers available: https://wildlaw-ca.zoom.us/u/kyE326hIq

It is the Shareholder’s responsibility to ensure connectivity during the meeting and the Company encourages its Shareholders to allow sufficient time to log in to the Meeting before it begins.

Any Shareholders wishing to view materials that may be presented at the Meeting by the Company’s management will need to join the meeting through an Internet browser or the Zoom application.

Appointment, Time for Deposit and Revocation of Proxies

Appointment of a Proxy

Those Shareholders who wish to be represented at the Meeting by proxy must complete and deliver a proper form of proxy to the Proxy Department of Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 (facsimile (866) 249-7775). As an alternative to completing and submitting a proxy for use at the Meeting, a Shareholder may vote electronically on the internet at www.investorvote.com or by telephone by contacting Computershare Investor Services Inc. at 1-866-732-8683. Votes cast electronically or by telephone are in all respects equivalent to, and will be treated in the same manner as, votes cast via a paper Instrument of Proxy. Shareholders who wish to vote using internet or by telephone should follow the instructions provided in the Instrument of Proxy contained in the Notice Package. Votes cast electronically or by telephone must be submitted no later than 11:00 a.m. (Toronto time) on June 27, 2022 or at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before any adjournment or postponement of the Meeting.

The persons named as proxyholders in the Instrument of Proxy contained in the Notice Package are directors or officers of the Corporation and are representatives of the Corporation’s management for the Meeting. A Shareholder who wishes to appoint some other person (who need not be a Shareholder) as his, her or its representative at the Meeting may do so by either: (i) crossing out the names of the management nominees AND legibly printing the other person’s name in the blank space provided in the Instrument of Proxy included in the Notice Package; or (ii) completing another valid form of proxy. In either case, the completed form of proxy must be delivered to the Corporate Secretary of the Corporation, at the place and within the time specified herein for the deposit of proxies. A Shareholder who appoints a proxy who is someone other than the management representatives named in the Instrument of Proxy should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy, and provide instructions on how Common Shares are to be voted. The nominee should bring personal identification to the Meeting. The form of proxy should be dated and executed by the Shareholder or an attorney authorized in writing, with proof of such authorization attached (where an attorney executed the proxy form).

In order to validly appoint a proxy, Instruments of Proxy must be received by the Proxy Department of Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 (facsimile (866) 249-7775) no later than 11:00 a.m. (Toronto time) on June 27, 2022 or at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before any adjournment or postponement of the Meeting. After such time, the chair of the Meeting may accept or reject a form of proxy delivered to him or her in his or her discretion but is under no obligation to accept or reject any particular late Instrument of Proxy.

Non-Registered Holders

The information set forth in this section is of significant importance to many Shareholders as a substantial number of Shareholders do not hold Common Shares in their own name and thus are considered non-registered beneficial shareholders. Only registered holders of Common Shares or the persons they appoint as their proxyholder are permitted to vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) (including, among others, banks, trust companies, securities dealers, brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs, TFSAs and similar plans) that the Non-Registered Holder deals with in respect of the Common Shares; or (ii) in the name of a clearing agency (such as the Canadian Depository for Securities Limited) of which the Intermediary is a participant. Non-Registered Holders should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. In accordance with the requirements of the Canadian Securities Administrators (the “CSA”), the Corporation will have distributed copies of the Notice Package to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. If you are a Non-Registered Holder, your Intermediary will be the entity legally entitled to vote your Common Shares at the Meeting. Common Shares held by an Intermediary can only be voted upon the instructions of the Non-Registered Holder. Without specific instructions, Intermediaries are prohibited from voting Common Shares.

Applicable regulatory policy requires Intermediaries to seek voting instructions from Non-Registered Holders in advance of the Meeting. Often, the form of proxy supplied to a Non-Registered Holder by its Intermediary is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Non-Registered Holder. The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable voting instruction form in lieu of the form of proxy. The Non-Registered Holder is requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Alternatively, the Non-Registered Holder may call a toll-free telephone number or access the internet to provide instructions regarding the voting of Common Shares held by the Non-Registered Holder. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Non-Registered Holder receiving a voting instruction form cannot use that voting instruction form to vote Common Shares directly at the Meeting, as the voting instruction form must be returned as directed by Broadridge well in advance of the Meeting in order to have such Common Shares voted.

Non-Registered Holders should ensure that instructions respecting the voting of their Common Shares are communicated in a timely manner and in accordance with the instructions provided by their Intermediary or Broadridge, as applicable. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered Holders in order to ensure that their Common Shares are voted at the Meeting.

Although a Non-Registered Holder may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their Intermediary, a Non-Registered Holder may attend the Meeting as proxyholder for the Intermediary and vote the Common Shares in that capacity. Non-Registered Holders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder, should enter their own names in the blank space on the form of proxy or voting instruction form provided to them by their Intermediary and/or Broadridge, as applicable, and return the same in accordance with the instructions provided by their Intermediary and/or Broadridge, as applicable, well in advance of the Meeting.

The purpose of the above-noted procedures is to permit Non-Registered Holders to direct the voting of the Common Shares that they beneficially own. Non-Registered Holders should carefully follow the instructions and procedures of their Intermediary or Broadridge, as applicable, including those regarding when and where the form of proxy or voting instruction form is to be delivered.

Pursuant to NI 54-101, the Corporation is distributing copies of proxy-related materials in connection with the Meeting indirectly to non-objecting beneficial owners of Common Shares. The Corporation is relying on the Notice and Access delivery procedures to distribute copies of Proxy-Related Materials in connection with the Meeting. See information under the heading “Notice and Access”. The Corporation has determined not to pay the fees and costs of Intermediaries for their services in delivering Meeting Materials to objecting beneficial owners in accordance with NI 54-101.  As a result, objecting beneficial owners will not receive the Meeting Materials unless the objecting beneficial owners’ Intermediary assumes the costs of delivery.

Revoking a Proxy

A Shareholder who has validly given a proxy may revoke it for any matter upon which a vote has not already been cast by the proxyholder appointed in the proxy. In addition to revocation in any other manner permitted by law, a proxy may be revoked with an instrument in writing signed and delivered to either the offices of counsel to the Corporation at Wildeboer Dellelce LLP, Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario, M5H 2V1, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof at which the proxy is to be used, or deposited with the chair of the Meeting on the day of the Meeting, or any adjournment thereof. The document used to revoke a proxy must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. As well, a Shareholder who has given a proxy may attend the Meeting in person (or where the Shareholder is a corporation, its authorized representative may attend), revoke the proxy (by indicating such intention to the chair of the Meeting before the proxy is exercised) and vote in person at the Meeting (or withhold from voting). If a Shareholder has voted on the internet or by telephone and wishes to change such vote, such Shareholder may vote again through such means before 11:00 a.m. (Toronto time) on June 27, 2022, or at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before any adjournment or postponement of the Meeting.

Signature on Proxies

The Instrument of Proxy must be executed by the Shareholder or his or her duly appointed attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer whose title must be indicated. An Instrument of Proxy signed by a person acting as attorney or in some other representative capacity should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with the Corporation).

Voting of Proxies

Each Shareholder may instruct his, her or its proxyholder on how to vote his, her or its Common Shares by completing the blanks on the Instrument of Proxy. Common Shares represented by the Instrument of Proxy included in the Notice Package will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of such direction, such Common Shares will be voted IN FAVOUR OF PASSING THE RESOLUTIONS DESCRIBED IN THE INSTRUMENT OF PROXY AND BELOW. If any amendment or variation to the matters identified in the Notice is proposed at the Meeting or any adjournment or postponement thereof, or if any other matters properly come before the Meeting or any adjournment or postponement thereof, the Instrument of Proxy included in the Notice Package confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the appointed proxyholder. As at the date of this Circular, the management of the Corporation knows of no such amendments or variations or other matters to come before the Meeting.

Unless otherwise stated, Common Shares represented by a valid Instrument of Proxy will be voted in favour of: (i) the election of nominees set forth in this Circular except where a vacancy among such nominees occurs prior to the Meeting, in which case, such Common Shares may be voted in favour of another nominee in the proxyholder’s discretion; (ii) the re-appointment of MNP LLP (“MNP”) as auditors of the Corporation and the authorization of the board of directors of the Corporation (the “Board”) to fix their remuneration; (iii) the special resolution approving the Share Consolidation Resolution (as hereinafter defined); (iv) the ordinary resolution approving and confirming the Corporation’s amended and restated stock option plan; (v) the ordinary resolution of Disinterested RSU Shareholders (as hereinafter defined) approving and confirming the Corporation’s amended and restated restricted share unit plan; and (vi) the ordinary resolution approving the Amended and Restated By-Law (as hereinafter defined) of the Corporation.

All references to Shareholders in this Circular and the Instrument of Proxy and Notice are to registered Shareholders unless specifically stated otherwise.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation is authorized to issue an unlimited number of First Preferred Shares, Second Preferred Shares and Common Shares, without nominal par value. As of the date hereof, there are 408,293,807 Common Shares, nil First Preferred Shares and nil Second Preferred Shares issued and outstanding. Holders of the Common Shares are entitled to vote at the Meeting on the basis of one vote for each Common Share held.

The holders of Common Shares of record at the close of business on the record date, set by the Board to be May 18, 2022 (the “Record Date”), are entitled to vote such Common Shares at the Meeting on the basis of one vote for each Share.

The bylaws of the Corporation provide that one (1) person present and representing, in person at the Meeting or by proxy, not less than five percent (5%) of the issued Common Shares entitled to vote constitutes a quorum for a meeting of Shareholders of the Corporation.

To the knowledge of the directors and executive officers of the Corporation, as at the close of business on the Record Date, there are no persons who beneficially own, control or direct, directly or indirectly, ten percent (10%) or more of the outstanding Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board, the only matters to be placed before the Meeting are those matters set forth in the Notice of Meeting relating to: (i) receipt of the audited consolidated financial statements of the Corporation for the fiscal period ended December 31, 2021 (the “Fiscal Period”) and the auditor’s report thereon; (ii) the election of directors until the close of business of the next annual meeting of Shareholders; (iii) the re-appointment of auditors to hold office until the close of business of the next annual meeting of the Corporation’s Shareholders and the authorization of the directors of the Corporation to fix the auditors’ remuneration; (iv) the special resolution approving of an amendment to the articles of the Corporation to effect a consolidation of all the issued and outstanding Common Shares on the basis of a consolidation ratio to be selected by the Board within a range between two (2) pre-consolidation Common Shares to one (1) post-consolidation Common Shares and forty (40) pre-consolidation Common Shares to one (1) post-consolidation Common Shares; (v) the ordinary resolution approving and confirming the Corporation’s amended and restated stock option plan, including the reservation for issuance thereunder of all unallocated options, rights and other entitlements in accordance with the rules of the TSX Venture Exchange (“TSXV”); (vi) the ordinary resolution of Disinterested RSU Shareholders approving and confirming the Corporation’s amended and restated restricted share unit plan, including the reservation for issuance thereunder of all unallocated restricted share units, rights and other entitlements in accordance with the rules of the TSXV; and (vii) the ordinary resolution approving the amended and restated By-Law No. 1-A of the Corporation (the “Amended and Restated By-Law”).

  I. Receipt of Financial Statements

The directors will place before the Meeting the audited consolidated financial statements for the Fiscal Period, together with the auditor’s report thereon. Receipt at the Meeting of the financial statements of the Corporation for the Fiscal Period and the auditors’ report thereon will not constitute approval or disapproval of any matters referred to therein.

  II. Election of Directors

The articles of the Corporation provide for a minimum of three and a maximum of 12 directors. The number of directors to be elected at the Meeting has been fixed at five (5) and there are presently five (5) directors of the Corporation, each of whose term of office expires at the Meeting.

It is proposed that the persons named below will be nominated at the Meeting. The management designees, if named as proxy, will vote in favour of the election of said persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if, for any reason, any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favour of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his, her or its proxy that his, her or its Common Shares are to be withheld from voting in the election of directors. Subject to the approval of the TSXV, as applicable, each director elected will hold office until the Corporation’s next annual meeting of Shareholders or until his or her successor is duly elected or appointed pursuant to the by-laws of the Corporation.

The following information relating to the nominees as directors is based on information furnished by the respective nominees to the Corporation. The following table sets out the names of persons proposed to be nominated by management for election as a director; all positions and offices in the Corporation held by them and the periods during which they have served as a director; their principal occupation for the last five years; and the number of Common Shares beneficially owned or controlled, directly or indirectly, which control or direction is exercised by or over them, as at the date of this Circular. The Corporation has an Audit Committee, the members of which are also identified below.

Name and Place of Residence	Position with QYOU and Date First Appointed to the Board (if applicable)	Principal Occupation and Positions During the Last Five Years	Number and Percentage of Common Shares Beneficially Owned or Controlled(1)
Steven Beeks California, USA	Director (November 1, 2018)	Currently an entertainment consultant and previously the Chief Operating Officer and President, Motion Picture Group of Lionsgate Entertainment.	680,577(2) 0.17%
Damian Lee(3) Ontario, Canada	Director (May 3, 2017)	Has been a director, writer and producer in the film and television industry for over thirty years.	871,666 0.21%
Curt Marvis California, USA	Chief Executive Officer, Director (March 13, 2017)	Chief Executive Officer (formerly Co-Chief Executive Officer) of QYOU Media Inc. since December 2016. President of QYOU Media Holdings Inc. (formerly “QYOU Media Inc.”) since June 2015. Prior thereto, President of Digital Media at Lionsgate from April 2008 to June 2013.	4,966,667 1.22%
G. Scott Paterson(3) Ontario, Canada	Chairman of the Board, Director (March 13, 2017)	Principal, Paterson Partners, a venture capital entity focused on media and Fintech since 2002.	28,689,492(4) 7.03%
Catherine Warren(3) British Columbia and Alberta Canada	Director (March 13, 2017)	Chief Executive Officer of Innovate Edmonton since December 20220. President of FanTrust Entertainment Strategies since 2001. Chief Executive Officer of Vancouver Economic Commission 2018-2020.	1,028,334 0.25%

Notes:

(1)	Percentages are based on 408,293,807 Common Shares issued and outstanding as the date hereof. Information as to the number of Common Shares beneficially owned, or over which control or direction is exercised, directly or indirectly, not being within the direct knowledge of the Corporation, has been furnished by the respective directors individually or obtained from the System for Electronic Disclosure by Insiders and may include Common Shares owned or controlled by spouses and/or children of such individuals and/or companies controlled by such individuals or their spouses and/or children.
(2)	297,243 of such Common Shares held in the name of Beeks Revocable Trust, over which Mr. Beeks exercises control.
(3)	Member of the Audit Committee.
(4)	2,939,764 of such Common Shares held in the name of Patstar Inc., a company controlled by Mr. Paterson. The number of Common Shares owned by Mr. Paterson does not include any Common Shares held by The G. S. Paterson Family Trust as Mr. Paterson is not a trustee nor does he exert any control over The G. S. Paterson Family Trust.

Biographies of Directors

Biographical information regarding the foregoing nominees for election as a director of the Corporation is set forth below:

Steven Beeks

Steve Beeks has over 35 years of experience in the entertainment industry, most recently spending 20 years with Lionsgate, until December 2017 (including 6 years with a predecessor company, Artisan Entertainment), where he served as COO of the corporation as well as President, Motion Picture Group.

Mr. Beeks was a key strategist in executing Lionsgate’s growth initiatives, both organic and through acquisition.  He coordinated all aspects of film production, acquisition and distribution, and oversaw film portfolio investment, production, acquisition and distribution (over $1 billion in investment each year), and oversaw an operation of over 400 employees.  In just over five years, Lionsgate’s film slate grossed approximately $10 billion at the global box office and every annual film slate in the 14 years was significantly profitable.  Mr. Beeks acquired and distributed substantial libraries of content, amassing a library of over 16,000 titles, one of the largest in the industry, over his time with Lionsgate.

In addition to motion picture responsibilities, he directly managed worldwide home entertainment and television licensing and distribution operations.  The home entertainment box-office-to-home-entertainment conversion rate was consistently the top of the industry, and in spite of Lionsgate maintaining a domestic theatrical box office market share of approximately 7-8% on average, Lionsgate’s home entertainment market share averaged 10-12%. This was due to a focus on library management as well as being known as the best third-party distributor in the industry.

Mr. Beeks also directly oversaw international expansion in the UK through acquisition of an existing distributor, and managed the UK and Latin American operations.

From 1998 to 2003, Mr. Beeks served as EVP and President, Home Entertainment at Artisan Entertainment, as an integral member of the management group that was recruited for a “turn-around” situation by Bain Capital, which had acquired what was then known as LIVE Entertainment and took it private.  He was part of the team that restructured the company, managed it for growth and positioned for a transaction; acquired by Lionsgate in 2003.

He previously held positions of President, Home Entertainment, Hallmark Entertainment from 1994 to 1998, EVP and President, Home Entertainment at Republic Pictures from 1987 to 1994 and Director, Studio Operations for the Walt Disney Company from 1985 to 1987.

He holds an MBA from The Harvard Business School and a BS Industrial Engineering from Cal Poly, San Luis Obispo.

Damian Lee

Damian Lee is a thirty-year veteran of the film and television industry. He produced and directed over one hundred television sports specials before commencing a career in feature films. To date, Mr. Lee has written, produced and/or directed over fifty feature films, some of which have spawned profitable and entertaining sequels. Ski School, a perennial teen favorite, went into sequel, Watchers went into four sequels, and he took over the Death Wish franchise.

Each such film produced requires a full audit, and Mr. Lee has worked with each of the major accounting firms and many accountants in the process and preparation of such audits. The films Mr. Lee has produced have an aggregate budget in excess of $200 million and Mr. Lee has supervised and worked with a number of financiers, from large lending institutions to private investors, in financing these budgets.

Mr. Lee has cast many notable actors in their first feature film roles including Jim Carrey, Hayden Christensen, Jason Priestly, Kim Coates and Nina Dobrev. As a producer, career highlights include Woman Wanted starring Holly Hunter and Kiefer Sutherland, which won Best Feature Film at the Slamdunk Film Festival and Best Independent Feature Film at the Ajjiic International Film Festival; Fun, which won two Special Jury Awards at the Sundance Film Festival; King of Sorrow starring Kim Coates, which premiered at the World Film Festival in Montreal; The Poet, which won Best Director at the Staten Island Film Festival and Best Cinematography at the Boston International Film Festival; and Sacrifice, starring Cuba Gooding Jr., Christian Slater and Kim Coates.

In the past nine years Mr. Lee has written and directed three films for Sony, including A Dark Truth, starring Andy Garcia, Forest Whitaker, Eva Longoria and Kim Coates, which won Best Picture at the Boston International Film Festival; Breakout, starring Brendan Fraser, Dominic Purcell and Ethan Suplee; and A Fighting Man starring Dominic Purcell, James Caan, Famke Janssen and Lou Gossett Jr.

Mr. Lee has also been involved in various capacities with a number of junior companies. He is the former President and Chief Executive Officer of Noble House Entertainment Inc., a former Audit Committee member of Bontan Corporation, a former member of the Directors Guild of Canada and a former member of the board of directors of Findore Gold Resources Ltd. Mr. Lee has a BA from the University of Guelph.

Curt Marvis

Curt Marvis is the Chief Executive Officer of the Corporation and Co-Founder of QYOU Media, is employed full time with the Corporation and is responsible for day-to-day business operations including strategy, marketing initiatives, financing and developing key industry partnerships.

Mr. Marvis previously served as Lionsgate’s President of Digital Media, helping the company evolve into a leading next-generation film entertainment studio. Reporting to Lionsgate’s top management team, Mr. Marvis was responsible for guiding the company’s portfolio of digital businesses including Lionsgate’s broad spectrum of digital delivery agreements for its filmed entertainment content. In addition, Mr. Marvis successfully launched original content channels on YouTube, original series in partnership with Hulu and Machinima and several social and mobile games based on iconic Lionsgate properties such as Dirty Dancing and Weeds.

Prior to joining Lionsgate, Mr. Marvis was Co-Founder and Chief Executive Officer of CinemaNow Inc., a leader in digital distribution and technology with investors including Microsoft Corporation, Cisco Systems, Lionsgate, Dish Network Corp and Menlo Ventures.

Mr. Marvis previously served as President of publicly-held game developer 7th Level, Inc. (Nasdaq: SEVL), leading its successful restructuring into delivery of web-based technology applications. At 7th Level, he helped create and implement leading web-based business partnerships with Microsoft, Real Networks, GeoCities, broadcast.com, IBM and MTV and helped orchestrate a merger to create Learn2.com. Mr. Marvis was also co-founder of multimedia startup Powerhouse Entertainment and served one year on the IBM Multimedia Task Force creating strategic plans for IBM in its continued development of interactive software. From 1984 to 1994, Mr. Marvis was Co-Founder and Chief Executive Officer of The Company, an award winning and highly successful production company for music videos and commercials. Mr. Marvis is a recipient of the Michael Jackson Video Vanguard award from MTV.

G. Scott Paterson

Mr. Paterson, 58, is a well-known investor focused on Media and Fintech.

In the media space, Mr. Paterson was the second investor in Lionsgate Entertainment (NYSE:LGF.A) when the company was founded in 1997. He served as a member of the Board of Directors for 21 years including as Chair of the Audit & Risk Committee and today serves as a Director of Lions Gate Entertainment Canada Corp. Mr. Paterson co-founded JumpTV in 2005, orchestrated, as Chair & CEO, the company’s $71 million 2006 IPO led by Morgan Stanley, merged the company with NeuLion in 2008, becoming Vice Chair at the time. NeuLion/JumpTV was sold to Endeavour in 2018 for US $250 million. Mr. Paterson earned a Certificate in Entertainment Law from Osgoode Hall Law School in 2014 and holds an active ACTRA membership. He also serves as a Board member of the Canadian Film Centre’s Idea Boost Program and previously served as a Trustee of the Art Gallery of Ontario. He is currently the Lead Director of Giftagram Inc., a rapidly growing e-commerce mobile gifting app and corporate gifting solution.

Mr. Paterson was a Top 40 Under 40, has been a TedTalk speaker, had a chapter dedicated to him in Peter C. Newman’s Titans, has been profiled in Time Magazine as ‘One of Canada’s 21st Century Leaders’, has been profiled in Newsweek as ‘One of 17 People to Watch Globally’, was awarded Western University’s Purple & White top Alumni Award and has been a speaker on behalf of countless organizations such as Mastercard, EY Entrepreneur of the Year and the National Angel Capital Organization.

In the financial services arena, in the mid -1990s, as Chair & CEO, Mr. Paterson built Yorkton Securities into Canada’s leading technology and media investment bank raising over $3 billion, as lead underwriter, and an additional $9 billion, as managing underwriter, for technology, Internet, and media, film & entertainment companies. Mr. Paterson has also served as Chair of the Toronto Venture Stock Exchange, Vice Chair of the Toronto Stock Exchange, a Governor of the Investment Dealers Association, a Director of the Canadian Investor Protection Fund and a Director of the Canadian Securities Institute. Mr. Paterson co-founded Symbility Solutions in 2004 which was sold to Corelogic, Inc (NYSE:CLGX) in 2018 for $161 million. In 2015, he co-founded FutureVault Inc., a leader in the development of ‘Personal Life Management’ digital vaults, where he serves as Executive Board Chair.  In 2021, Mr. Paterson joined the Board of Directors of CoinSmart Financial Inc. (NEO:SMRT), a leading Canadian headquartered crypto asset trading platform.

Mr. Paterson obtained, in 2014, his ICD.D designation as a graduate of the Institute of Corporate Director’s at Rotman School of Management, University of Toronto.

Catherine Warren

As president of FanTrust Entertainment Strategies, Catherine Warren provides growth strategies for the entertainment and media technology sectors. Founded in 2001, her business helps global clients to captivate audiences, build revenues, close strategic deals and secure financing. A pioneer in digital FanBuilding, Ms. Warren has created the fan strategies for mega-hits such as Homeland and the CSI television franchise, for eOne TV and Lionsgate films as well as for top YouTube multi-channel networks and videogame companies, including for Sony AAA titles and eSports broadcasters. Catherine’s work includes mergers and acquisitions for digital distribution and digital intellectual property, raising capital and liquidity events for media company clients and advising media funds, hedge funds and media executives on strategic growth.

From 2018 to 2020, Ms. Warren also served as Chief Executive Officer of Vancouver Economic Commission and in December 2020, she was appointed Chief Executive Officer of Innovate Edmonton, the municipal innovation authority.

Earlier in her career, Ms. Warren was Chief Operating Officer of a broadcast tech company that she and colleagues took public on the Nasdaq, growing it to a $300 million market capitalization, with clients including CTV Television Network and FOX Broadcasting Company. Ms. Warren is a member of the international Academy of Television Arts & Sciences, serving on the Nominating Committee and as an Emmy judge; and is a longstanding Executive Board director of the United Nations flagship program, World Summit Awards for digital media, which represents the best media from 160 countries. For close to two decades, she served on the board of the national Bell Fund, Canada’s largest private fund for digital broadcasting, with over $200 million invested to date in media for all platforms.

Ms. Warren has a physics degree from Reed College and an MS from Columbia University’s Graduate School of Journalism, where she did her original digital work at MIT’s Media Lab, and won the Correspondent Fund Award to report at CERN, the European Centre for Particle Physics Research.

Cease Trade Orders

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Circular, or was within ten (10) years before the date of this Circular, a director or chief executive officer or chief financial officer of any company (including the Corporation) that: (a) was the subject of an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant corporation access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days.

Bankruptcies and Insolvency

To the knowledge of the Corporation, no proposed director of the Corporation: (a) is, as at the date of this Circular, or has been, within ten (10) years before the date of this Circular, a director or executive officer of a corporation (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director.

Penalties or Sanctions

Except as described below, to the knowledge of the Corporation, no proposed director has been subject to any: (a) penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for the proposed director.

Mr. Paterson reached a voluntary settlement with the Ontario Securities Commission twenty one years ago in December 2001 in respect to administrative proceedings which included a suspension of his registration for two years and a one million dollar voluntary payment. There were no allegations that Mr. Paterson had violated any securities law, statute, regulation or policy statement.

Advance Notice Policy

By-Law No. 1-A of the Corporation includes an advance notice provision (the “Advance Notice Provision”) which requires that advance notice be given to the Corporation in circumstances where nomination of persons for election to the Board are made by Shareholders. The Advance Notice Provision sets a deadline and the proper written form by which Shareholders must submit nominations (a “Notice”) for the election of directors to the secretary of the Corporation prior to any annual or special meeting of Shareholders. In the case of an annual meeting of Shareholders (or annual and special meeting), the Notice to the Corporation must be made not less than thirty (30) days nor more than 65 days prior to the date of the meeting of Shareholders; provided, however, that in the event that the meeting of Shareholders is to be held on a date that is less than fifty (50) days after the date on which the first public announcement of the date of the meeting was made (the “Notice Date”), notice by the nominating Shareholder may be given not later than the close of business on the tenth (10th) day following the Notice Date. In the case of a special meeting of the Shareholders (which is not also an annual and special meeting) called for the purpose of electing directors (whether or not called for the purpose of conducting other business), the Notice to the Corporation must be made not later than the close of business on the fifteenth (15th) day following the Notice Date.

The Board may, in its sole discretion, waive any requirement of the Advance Notice Provision.

 III.       Appointment and Remuneration of Auditors

At the Meeting, Shareholders will be asked to re-appoint MNP as auditors of the Corporation, to hold office until the next annual meeting of Shareholders. Shareholders will also be asked to authorize the directors of the Corporation to fix MNP’s remuneration. MNP was first appointed as auditors of the Corporation on September 9, 2019. Unless otherwise directed, the management designees, if named as proxy, intend to vote such proxies in favour of the appointment of MNP as auditors of the Corporation and to authorize the Board to fix MNP’s remuneration.

 IV.       Approval of Share Consolidation

The Corporation proposes to effect a share consolidation (the “Share Consolidation”) of the issued and outstanding Common Shares on the basis of a consolidation ratio to be selected by the Board within a range between two (2) pre-consolidation Common Shares to one (1) post-consolidation Common Share and forty (40) pre-consolidation Common Shares to one (1) post-consolidation Common Share. The Board will have the discretion to select any ratio for the Share Consolidation falling within the aforementioned range of ratios upon receipt of Shareholder approval and prior to the filing of articles of amendment to the Corporation’s articles, as amended from time to time.

If the Share Consolidation Resolution (as hereinafter defined) is approved by Shareholders at the Meeting and implemented by the Board, the Common Shares will be consolidated into a lesser number of Common Shares, at the ratio selected by the Board which shall apply uniformly to the Common Shares. If the Share Consolidation Resolution is approved by Shareholders at the Meeting, the directors will have the sole discretion to implement the Share Consolidation at any time prior to the next annual meeting of Shareholders of the Corporation and at such ratio as they may determine in accordance with the Share Consolidation Resolution, subject to the approval of the TSXV.

The Board believes that the proposed range of Share Consolidation ratios (rather than a single ratio) will provide it with the flexibility to implement the Share Consolidation in a manner designed to maximize the anticipated benefits to the Corporation as it is not possible to predict market conditions at the time the Share Consolidation would be implemented. In determining which precise Share Consolidation ratio within the aforementioned range of ratios to implement, if any, following the receipt of Shareholder approval, the Board may consider, among other things, factors such as: (i) the historical trading prices and trading volume of the Common Shares; (ii) the then prevailing trading price and trading volume of the Common Shares and the anticipated impact of the Share Consolidation on the trading market(s) for the Common Shares; (iii) the outlook for the trading price of the Common Shares; (iv) threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in the Common Shares; (v) the number of Common Shares that may be issued pursuant to outstanding securities exercisable or exchangeable for, or convertible into, Common Shares, and pursuant to the exercise of the issued Common Share purchase warrants; (vi) the overall reduction of the Corporation’s administrative costs; and (vii) prevailing general market and economic conditions. The potential benefits of the Share Consolidation and a higher post-consolidation share price may include the ability to meet the initial listing requirements of major exchanges in the United States in the event that the Corporation determines to pursue such a listing.

Implementing the Share Consolidation

If the Share Consolidation Resolution is approved at the Meeting and the Board determines to implement the Share Consolidation, the Corporation will send a letter of transmittal to registered shareholders which will provide instructions on how registered shareholders may obtain new certificates representing the number of post-consolidation Common Shares to which they are entitled as a result of the Share Consolidation. Upon receipt of a properly completed and signed letter of transmittal and the share certificate(s) referred to in such letter of transmittal, the Corporation will arrange to have a new share certificate representing the appropriate number of post-consolidation Common Shares delivered in accordance with the instructions provided by the holder in their letter of transmittal. No delivery of a new certificate to a shareholder will be made until the shareholder has surrendered his, her or its current issued share certificates. Until surrendered, each share certificate representing pre-consolidation Common Shares shall be deemed for all purposes to represent the number of post-consolidation Common Shares to which the holder is entitled as a result of the Share Consolidation.

If the Share Consolidation Resolution is approved by Shareholders at the Meeting and the Board determines to implement the Share Consolidation, the Corporation will effect the Share Consolidation (subject to receipt of all necessary regulatory approvals including the TSXV) through the filing of articles of amendment with the Director under the Business Corporations Act (Ontario) (the “OBCA”). The Share Consolidation will become effective on the date shown in the certificate of amendment issued pursuant to the OBCA.

Principal Effects of the Share Consolidation

If approved and implemented, the Share Consolidation will occur simultaneously for all of the Common Shares at the ratio selected by the Board in accordance with the Share Consolidation Resolution and will affect all Common Shares uniformly. Except for any variances attributable to fractional shares, the change in the number of issued and outstanding Common Shares that will result from the Share Consolidation will cause no change in the capital attributable to the Common Shares and will not materially affect any Shareholder’s percentage ownership in the Corporation, even though such ownership will be represented by a smaller number of Common Shares. No fractional post-consolidation Common Shares will be issued and no cash will be paid in lieu of fractional interests in post-consolidation Common Shares. Any fractional interest in Common Shares resulting from the Share Consolidation will be rounded down to the nearest whole number. In addition, the Share Consolidation will not materially affect any Shareholder’s proportionate voting rights. Each Common Share outstanding after the Share Consolidation will be entitled to one vote in respect of all matters on which holders of Common Shares are entitled to vote and each Common Share will be fully paid and non-assessable.

As of the date hereof, the Corporation has 408,293,807 Common Shares issued and outstanding. Following the completion of the proposed Share Consolidation, the number of Common Shares issued and outstanding will depend on the ratio selected by the Board in accordance with the Share Consolidation Resolution. The following table sets out the appropriate number of Common Shares that would be outstanding as a result of the Share Consolidation at the ratios indicated below:

Proposed Common Share Consolidation Ratio(1)	Approximate Number of Outstanding Common Shares (Post Consolidation)(2)
1 for 5	81,658,761
1 for 10	40,829,381
1 for 15	27,219,587
1 for 20	20,414,690
1 for 25	16,331,752
1 for 30	13,609,794
1 for 35	11,665,537
1 for 40	10,207,345

Notes:

(1)	The ratios above are for information purposes only and are not indicative of the actual ratio that may be adopted by the Board to effect the Share Consolidation.
(2)	Based on the number of outstanding Common Shares as of the date hereof.

The implementation of the Share Consolidation alone would not affect the total shareholders’ equity of the Corporation or any components of shareholders’ equity as reflected on the Corporation’s financial statements except: (i) to change the number of issued and outstanding Common Shares; and (ii) to change the stated capital of the Common Shares to reflect the Share Consolidation.

The Corporation is authorized to issue an unlimited number of Common Shares and the Share Consolidation will not have any effect on the number of Common Shares that remain available for future issuance. The exercise or conversion price and the number of Common Shares issuable under any convertible securities of the Corporation, including Stock Options (as defined below), RSUs (as defined below), compensation options and warrants, will be proportionately adjusted upon the Share Consolidation becoming effective.

Risks Relating to the Share Consolidation

There are numerous factors and contingencies that could affect the price of the Common Shares before or following the Share Consolidation, including the status of the market for the Common Shares at the time, the status of the Corporation’s reported financial results in future periods, and general economic, geopolitical, stock market and industry conditions. Accordingly, the market price of the Common Shares may not be sustainable at the direct arithmetic result of the Share Consolidation and may be lower. If the market price of the Common Shares is lower than it was before the Share Consolidation on an arithmetic equivalent basis, the Corporation’s total market capitalization after the Share Consolidation may be lower than before the Share Consolidation. If the Share Consolidation is implemented and the market price of the Common Shares declines, the decline may have a greater effect on the market value of a Shareholder’s holdings had the Share Consolidation not occurred. The market price of the Common Shares will also be based on the Corporation’s performance and other factors, which are unrelated to the number of Common Shares outstanding. Furthermore, the liquidity of the Common Shares could be adversely affected by the reduced number of Common Shares that would be outstanding after the Share Consolidation. The Share Consolidation may result in some shareholders owning “odd lots” of Common Shares on a post-consolidation basis. “Odd lots” may be more difficult to sell, or require greater transaction costs per Common Shares to sell, than Common Shares held in “board lots” of even multiples of Common Shares.

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following special resolution to approve the Share Consolidation (the “Share Consolidation Resolution”):

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(a)	the articles of QYOU Media Inc. (the “Corporation”) be amended to provide that the issued and outstanding common shares of the Corporation be consolidated within a range between two (2) pre-consolidation Common Shares of the Corporation (the “Common Shares”) to one (1) post-consolidation Common Share and forty (40) pre-consolidation Common Shares to one (1) post-consolidation Common Share (the “Share Consolidation”) provided that any holders of Common Shares on the date that the articles of amendment to give effect to such Share Consolidation become effective shall not be entitled to receive any fractional Common Shares following the Share Consolidation and any fractional interest in Common Shares will be rounded down to the nearest whole number;

(b)	the board of directors of the Corporation is hereby authorized to determine the ratio for the Share Consolidation within a range between two (2) pre-consolidation Common Shares to one (1) post-consolidation Common Share and forty (40) pre-consolidation Common Shares to one (1) post-consolidation Common Share;

(c)	any one director or officer of the Corporation is authorized to make all such arrangements, to do all acts and things and to sign and execute all documents and instruments in writing, whether under the corporate seal of the Corporation or otherwise, as may be considered necessary or advisable to give full force and effect to the foregoing, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

(d)	notwithstanding the passage of above resolutions, the Share Consolidation must be implemented prior to the next annual general meeting of shareholders of the Corporation and the directors of the Corporation be and are hereby authorized and empowered to revoke the above resolutions without further approval, ratification or confirmation of the shareholders of the Corporation at any time before it is acted on.”

For the Share Consolidation to be approved and confirmed, the Share Consolidation Resolution must be passed by at least two thirds of the votes cast with respect to the Share Consolidation Resolution by the Shareholders of the Corporation present at the Meeting in person or by proxy. Unless otherwise directed, the management designees, if named as proxy, intend to vote such proxies in favour of the resolution approving and confirming the Share Consolidation.

V.	Approval of the Corporation’s Amended Stock Option Plan

At the Corporation’s last annual general and special meeting held on March 14, 2022, shareholders re-approved the Corporation’s incentive stock option plan (the “Current Stock Option Plan”), which plan permits the Board to grant options (“Stock Options”) to purchase up to ten percent (10%) of the issued number of Common Shares outstanding at the date of the Stock Option grant. The policies of the TSXV require all listed companies with a ten percent (10%) rolling stock option plan to obtain shareholder approval of such plan on an annual basis.

On November 24, 2021, the TSXV updated Policy 4.4 - Security Based Compensation of the TSXV Corporate Finance Manual (the “Corporate Finance Manual”), which included certain changes that impact the Current Stock Option Plan. At the Meeting, shareholders will be asked to consider and, if thought appropriate, to pass an ordinary resolution (the “Stock Option Plan Resolution”) to approve the amended and restated stock option plan of the Corporation (the “Amended Stock Option Plan”), which includes certain amendments to reflect the TSXV’s requirements under the Corporate Finance Manual as further described below. The full text of the Amended Stock Option Plan is attached hereto as Schedule “A” in “blackline” form, demonstrating all additions to, and deletions from, the Current Stock Option Plan. Shareholders are encouraged to read the full text of the Amended Stock Option Plan.

Some of the changes in the Amended Stock Option Plan from the Current Stock Option Plan include:

(a)	Limits of Stock Option Grants: Unless disinterested shareholder approval is obtained, the aggregate number of Common Shares issued or granted to Insiders (as a group) in any 12-month period, or any point in time, pursuant to the Amended Stock Option Plan or any other Security Compensation Arrangement (as defined in the Amended Stock Option Plan) shall not exceed ten percent (10%) of the outstanding Common Shares. The aggregate number of Common Shares reserved for issuance to: (i) any one person (other than consultants and employees performing investor relations activities) pursuant to the Amended Stock Option Plan or any other Security Compensation Arrangement shall not exceed five percent (5%) of the outstanding Common Shares in any 12-month period; and (ii) a consultant in a 12-month period pursuant to the Amended Stock Option Plan or any other Security Compensation Arrangement shall not exceed two percent (2%) of the outstanding Common Shares.

(b)	Cashless Exercise/Net Exercise: If requested by an Optionee (as defined in the Amended Stock Option Plan), the Corporation may permit the exercise of a Stock Option through either: (i) a “Cashless Exercise” whereby the Corporation has an arrangement with a brokerage firm pursuant to which the brokerage firm loans money to an Optionee to purchase the Common Shares underlying the Stock Options, with the brokerage firm then selling a sufficient number of Common Shares to cover the exercise price of the Stock Options in order to repay the loan made to the Optionee; or (ii) a “Net Exercise” whereby Stock Options are exercised without the Optionee making any cash payment to the Corporation, such that the Corporation does not receive any cash in payment of the applicable exercise, and instead the Optionee receives only the number of Common Shares equal in value to the difference between the option price and the fair market value of the Common Shares on the date of exercise, computed in accordance with the Amended Stock Option Plan.

(c)	Takeover or Change of Control: In the event of the takeover or change of control, the Corporation may make certain amendments to permit the exercise of outstanding Stock Options, subject to the approval of the TSXV. Any acceleration of vesting terms of Stock Options granted to persons retained to provide investor relation activities is subject to the prior approval of the TSXV.

(d)	Adjustments: Any adjustments made to Stock Options made in connection with an amalgamation or merger shall be subject to the prior approval of the TSXV.

The Amended Stock Option Plan provides that the Board may from time to time, in its discretion, grant to directors, officers, employees and consultants of the Corporation, or any subsidiary of the Corporation, Stock Options to purchase Common Shares. The Amended Stock Option Plan provides for a floating maximum limit of Stock Options to purchase ten percent (10%) of the outstanding Common Shares, as permitted by the policies of the TSXV, provided that the number of Common Shares reserved for issuance under the Amended Stock Option Plan in combination with the aggregate number of Common Shares issuable under all of the Corporation’s other equity incentive plans in existence from time to time, including the Corporation’s amended and restated restricted share unit plan, shall not exceed 20% of the issued and outstanding Common Shares. As at the date hereof, there are 40,829,380 Common Shares available to be reserved under the Current Stock Option Plan. As at the date hereof, Stock Options to purchase a total of 33,712,053 Common Shares have been issued to directors, officers, employees and consultants of the Corporation.

The aggregate number of Common Shares reserved for issuance pursuant to Stock Options granted to all persons retained to provide investor relations activities must not exceed 2% of the issued and outstanding Common Shares in any 12-month period, calculated on the date of grant. The Board determines the price per Common Share issuable upon exercise of a Stock Option and the number of Common Shares issuable upon the exercise of Stock Options that may be allotted to each director, officer, employee and consultant and all other terms and conditions of the options, subject to the rules of the TSXV.

Stock Options may be exercisable for up to ten (10) years from the date of grant, but the Board has the discretion to grant Stock Options that are exercisable for a shorter period. Stock Options under the Amended Stock Option Plan are not transferable or assignable. If prior to the exercise of a Stock Option, the holder ceases to be a director, officer, employee or consultant of the Corporation, the Stock Option shall be limited to the number of Common Shares purchasable by the holder immediately prior to the time of his or her cessation of office or employment and the holder shall have no right under the Stock Option to purchase any other Common Shares. Pursuant to the Amended Stock Option Plan, Stock Options must be exercised within a reasonable period following termination of employment or cessation of the optionee’s position with the Corporation, or such other period established by the Board, subject to a maximum of one (1) year (or thirty (30) days in the case of an optionee engaged in investor relations activities) following the cessation of office, directorship, consulting arrangement or employment. If the cessation of office, directorship, consulting arrangement or employment was by reason of death or disability, the Stock Option may be exercised within one (1) year, subject to the expiry date.

The Amended Stock Option Plan provides that if requested by an Optionee, the Corporation may permit the exercise of a Stock Option through either: (i) a “Cashless Exercise” whereby the Corporation has an arrangement with a brokerage firm pursuant to which the brokerage firm loans money to an Optionee to purchase the Common Shares underlying the Stock Options, with the brokerage firm then selling a sufficient number of Common Shares to cover the exercise price of the Stock Options in order to repay the loan made to the Optionee; or (ii) a “Net Exercise” whereby Stock Options are exercised without the Optionee making any cash payment to the Corporation, such that the Corporation does not receive any cash in payment of the applicable exercise, and instead the Optionee receives only the number of Common Shares equal in value to the difference between the option price and the fair market value of the Common Shares on the date of exercise, computed in accordance with the Amended Stock Option Plan.

Management of the Corporation believes that it would be in the best interest of the Corporation to approve the Amended Stock Option Plan to encourage the interest of directors, officers, employees and consultants of the Corporation and its affiliates in the growth and development of the Corporation and its affiliates by providing them with the opportunity through stock options to acquire an increased proprietary interest in the Corporation.

The Amended Stock Option Plan is subject to approval by the TSXV and subject to approval by the shareholders of the Corporation, as required by the policies of the TSXV.

Shareholders will be asked to approve and confirm the Amended Stock Option Plan by passing the Stock Option Plan Resolution at the Meeting, such resolution to be substantially in the form set forth below:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)	the amended and restated incentive stock option plan of QYOU Media Inc. (the “Corporation”), substantially as described in and attached as Schedule “A” to the management information circular of the Corporation dated May 19, 2022, be and is hereby approved and confirmed, including the reservation for issuance thereunder at any time of a maximum of 10% of the issued and outstanding common shares of the Corporation, in accordance with the policies of the TSX Venture Exchange;

(b)	all issued and outstanding stock options previously granted are hereby continued under and governed by the amended and restated incentive stock option plan of the Corporation;

(c)	the form of the amended and restated incentive stock option plan may be further amended in order to satisfy the requirements or requests of any regulatory authorities without requiring further approval of the shareholders of the Corporation;

(d)	any one director or officer of the Corporation is authorized to make all such arrangements, to do all acts and things and to sign and execute all documents and instruments in writing, whether under the corporate seal of the Corporation or otherwise, as may be considered necessary or advisable to give full force and effect to the foregoing, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

(e)	the directors of the Corporation may revoke this resolution before it is acted upon without further approval of the shareholders of the Corporation.”

For the Amended Stock Option Plan to be approved and confirmed, the Stock Option Plan Resolution must be passed by at least a majority of the votes cast with respect to the Stock Option Plan Resolution by the Shareholders of the Corporation present at the Meeting in person or by proxy. Unless otherwise directed, the management designees, if named as proxy, intend to vote such proxies in favour of the resolution approving and confirming the Amended Stock Option Plan. If the Amended Stock Option Plan is not approved and confirmed by the Shareholders, the Corporation will have to consider other methods of compensating and providing incentives to directors, officers, employees, consultants and other personnel.

VI.	Approval of the Corporation’s Amended Restricted Share Unit Plan

At the Corporation’s annual general and special meeting held on January 19, 2021, Shareholders approved the Corporation’s restricted share unit plan (the “Current RSU Plan”). The Current RSU Plan permits the Board to grant restricted share units (“RSUs”) to purchase Common Shares of the Corporation to its senior officers, directors, employees and certain consultants (each an “Eligible Person”) as a discretionary payment in consideration for significant contributions to the long-term success of the Corporation.

On November 24, 2021, the TSXV updated Policy 4.4 - Security Based Compensation of the Corporate Finance Manual, which included certain changes that impact the Current RSU Plan. At the Meeting, Disinterested RSU Shareholders (as defined below) will be asked to consider and, if thought appropriate, to pass an ordinary resolution (the “RSU Plan Resolution”) to approve and confirm the amended and restated restricted share unit plan of the Corporation (the “Amended RSU Plan”), which includes certain amendments to reflect the TSXV’s requirements under the Corporate Finance Manual as further described below. The full text of the Amended RSU Plan is attached hereto as Schedule “B” in “blackline” form, demonstrating all additions to, and deletions from, the Current RSU Plan. Shareholders are encouraged to read the full text of the Amended RSU Plan.

Some of the changes in the Amended RSU Plan from the Current RSU Plan include:

(a)	New Limit: The Board proposes to change the maximum number of Common Shares reserved for issuance pursuant to RSUs granted under the plan to 40,829,380.

(b)	Limits of RSU Grants: Unless disinterested shareholder approval is obtained, the aggregate number of Common Shares issued or granted to Insiders (as a group) in any 12-month period, or any point in time, pursuant to the Amended RSU Plan or any other Security Compensation Arrangement (as defined in the Amended RSU Plan) shall not exceed shall not exceed ten percent (10%) of the outstanding Common Shares. The aggregate number of Common Shares reserved for issuance to: (i) any one person (other than consultants) pursuant to the Amended RSU Plan or any other Security Compensation Arrangement shall not exceed five percent (5%) of the outstanding Common Shares in any 12-month period; and (ii) a consultant in a 12-month period pursuant to the Amended RSU Plan or any other Security Compensation Arrangement shall not exceed two percent (2%) of the outstanding Common Shares.

(c)	Vesting: Other than in accordance with certain exceptions under the Amended RSU Plan, no RSUs shall vest before one year following the date the RSUs are granted.

(d)	Adjustments: Adjustments made to RSUs by reason of a Reorganization (as defined in the Amended RSU Plan) may be subject to the prior approval of the TSXV.

The approval of the Amended RSU Plan will require “Disinterested RSU Shareholder” approval, being the approval of a majority of the votes cast by Shareholders at the Meeting excluding Insiders and their Associates. An “Insider” includes all directors and senior officers of the Corporation and its subsidiaries and any person who beneficially owns or controls, directly or indirectly, more than 10% of the issued and outstanding Common Shares of the Corporation; and “Associates” includes an individual’s spouse, children and any relative who lives in the same residence as such person.

The Amended RSU Plan provides that the Board may from time to time, in its discretion, grant to directors, officers, employees and consultants (other than those consultants performing investor relations activities) of the Corporation, or any subsidiary of the Corporation, RSUs. The Amended RSU Plan provides that the maximum number of Common Shares reserved for issuance pursuant to RSUs will be 40,829,380, provided that, in accordance with the policies of the TSXV, the number of Common Shares reserved for issuance under the Amended RSU Plan in combination with the aggregate number of Common Shares issuable under all of the Corporation’s other equity incentive plans in existence from time to time, including the Amended Stock Option Plan, shall not exceed 20% of the issued and outstanding Common Shares. As at the date hereof, there are 26,155,604 Common Shares available to be reserved under the Current RSU Plan. As at the date hereof, RSUs redeemable for a total of 14,183,321 Common Shares have been issued to directors, officers, employees and consultants of the Corporation.

The aggregate number of Common Shares issued or granted to Insiders (as defined in the Amended RSU Plan) in any 12-month period or at any point in time pursuant to RSUs shall not exceed 10% of the aggregate number of Common Shares outstanding, calculated at the date an RSU is granted to any Insider, unless disinterested shareholder approval is obtained. The aggregate number of Common Shares reserved for issuance to any one Eligible Person under the Amended RSU Plan pursuant to RSUs in any 12-month period shall not exceed 5% of the issued and outstanding Common Shares determined at the grant date. The aggregate number of Common Shares reserved for issuance to a consultant in a 12-month period shall not exceed 2% of the issued and outstanding Common Shares determined at the grant date.

Unless redeemed earlier in accordance with the Amended RSU Plan, the RSUs of each Eligible Person will be redeemed on or within 30 days after the Redemption Date (as defined below) for cash or Common Shares, as determined by the Board, for an amount equal to the fair market value (being the closing market price of the Common Shares on the TSXV on the day prior to redemption) of the RSU. The “Redemption Date” in respect of any RSU means the third anniversary of the grant date on which such RSU was granted to the Eligible Person, unless (i) an earlier date has been approved by the Board as the Redemption Date in respect of such RSU; (ii) such Eligible Person is terminated within six (6) months of a “Change of Control” of the Corporation (as defined in the Amended RSU Plan); or (iii) the RSU is terminated upon an Eligible Person’s termination of employment or death.

If an Eligible Person ceases to hold such status for any reason (excluding death), all of the Eligible Person’s RSUs which have vested at the time of such cessation shall be redeemed for cash or Common Shares and the remainder shall be cancelled. No amount shall be paid by the Corporation to the Eligible Person in respect of the RSUs so cancelled. If an Eligible Person dies, all of the deceased’s RSUs, whether vested or not at the time of death, shall be redeemed for cash or Common Shares as determined by the Board.

In the event an Eligible Person is terminated within six (6) months of a Change of Control (as defined in the Amended RSU Plan) of the Corporation, the Corporation will redeem, subject to prior approval of the TSXV, 100% of the RSUs granted to the Eligible Persons and outstanding under the Amended RSU Plan as soon as reasonably practical, but no later than 30 days following the Redemption Date for a number of Common Shares equal to the number of RSUs then held by the Eligible Persons.

Disinterested RSU Shareholders will be asked to approve and confirm the Amended RSU Plan by passing the RSU Plan Resolution at the Meeting, such resolution to be substantially in the form set forth below:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)	the amended and restated restricted share unit plan of QYOU Media Inc. (the “Corporation”), substantially as described in and attached as Schedule “B” to the management information circular of the Corporation dated May 19, 2022, be and is hereby approved and confirmed, including the reservation for issuance thereunder at any time of a maximum of 40,829,380 common shares of the Corporation, in accordance with the policies of the TSX Venture Exchange;

(b)	all issued and outstanding restricted share units previously granted are hereby continued under and governed by the amended and restated restricted share unit plan;

(c)	the form of the amended and restated restricted share unit plan may be further amended in order to satisfy the requirements or requests of any regulatory authorities without requiring further approval of the shareholders of the Corporation;

(d)	any one director or officer of the Corporation is authorized to make all such arrangements, to do all acts and things and to sign and execute all documents and instruments in writing, whether under the corporate seal of the Corporation or otherwise, as may be considered necessary or advisable to give full force and effect to the foregoing, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

(e)	the directors of the Corporation may revoke this resolution before it is acted upon without further approval of the shareholders of the Corporation.”

For the Amended RSU Plan to be approved and confirmed, the RSU Plan Resolution must be passed by at least a majority of the votes cast with respect to the RSU Plan Resolution by the Disinterested RSU Shareholders of the Corporation present at the Meeting in person or by proxy. Unless otherwise directed, the management designees, if named as proxy, intend to vote such proxies in favour of the resolution approving the Amended RSU Plan. If the Amended RSU Plan is not approved and confirmed by the Disinterested RSU Shareholders, the Corporation will have to consider other methods of compensating and providing incentives to directors, officers, employees, consultants and other personnel.

VII.	Approval of the Amended and Restated By-Law

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, an ordinary resolution approving, confirming and ratifying the Amended and Restated By-Law. The only proposed amendment to the Corporation’s By-Law No. 1-A is to remove the Canadian residency requirements for directors of the Corporation, which are consistent with and similar to amendments made under the OBCA as of July 5, 2021.

The following provides an overview of the principal proposed changes to the Amended and Restated By-Law, which is qualified in its entirety by reference to the full text of the Amended and Restated By-Law attached as Schedule “C” to this Circular, which is in “blackline” form , demonstrating all additions to, and deletion from, By-Law No. 1-A.

Canadian Residency Requirements

Prior to July 5, 2021, Section 118(3) of the OBCA required that, for all resident corporations, at least 25% of directors of a company must be resident Canadians. On July 5, 2021, Section 118(3) of the OBCA was repealed. By resolution made as of May 18, 2022, the Board resolved, subject to confirmation and ratification of the Shareholders, to make corresponding amendments to By-law No. 1-A of the Corporation to remove the Canadian residency requirements of its directors.

Approval of the Amended and Restated By-Law

Section 116(2) of the OBCA requires that an amendment to a by-law made by the Board be submitted to the Shareholders at the next meeting of the Shareholders and the Shareholders may, by ordinary resolution confirm, reject or amend the amendment.

The Amended and Restated By-Law has been adopted by the Board and is effective from the date of adoption by the Board, but the Amended and Restated By-Law must be ratified by the Shareholders. Accordingly, and in order to be effective, Shareholders will be asked to approve, ratify and confirm the Amended and Restated By-Law by passing a resolution, such resolution to be substantially in the form set forth below:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

(a)	the amended and restated By-Law No. 1-A (the “By-Law”) of QYOU Media Inc. (the “Corporation”), substantially as described in and attached as Schedule “C” to the management information circular of the Corporation dated May 19, 2022, be and is hereby approved, confirmed and ratified;

(b)	the form of the By-Law may be amended in order to satisfy the requirements or requests of any regulatory authorities, including but not limited to the TSX Venture Exchange, without requiring further approval of the shareholders of the Corporation;

(c)	any one director or officer of the Corporation is authorized to make all such arrangements, to do all acts and things and to sign and execute all documents and instruments in writing, whether under the corporate seal of the Corporation or otherwise, as may be considered necessary or advisable to give full force and effect to the foregoing, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

(d)	the directors of the Corporation may revoke this resolution before it is acted upon without further approval of the shareholders of the Corporation.”

For the Amended and Restated By-Law to be approved, ratified and confirmed, the foregoing resolution must be passed by at least a majority of the votes cast with respect to the foregoing resolution by Shareholders of the Corporation present at the Meeting in person or by proxy. Unless otherwise directed, the management designees, if named as proxy, intend to vote such proxies in favour of the resolution approving the Amended and Restated By-Law.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

For the purpose of this section, a “CEO” or “CFO” means each individual who served as Chief Executive Officer or Chief Financial Officer, respectively, of the Corporation or acted in a similar capacity during the Fiscal Period. A “Named Executive Officer” means each CEO; each CFO; the most highly compensated executive officer, other than the CEO and CFO, who was serving as an executive officer of the Corporation or one of its subsidiaries at the end of the Fiscal Period and whose total compensation was individually greater than $150,000; and any additional individuals (other than the CEO and CFO) for whom disclosure would have been provided except that the individual was not serving as an officer of the Corporation nor acting in a similar capacity at the end of the Fiscal Period.

During the Fiscal Period, the Corporation had three Named Executive Officers, namely: Curt Marvis, Chief Executive Officer of the Corporation; Kevin Williams, Chief Financial Officer; and Glenn Ginsburg, President of QYOU USA Inc.

Compensation Discussion and Analysis

The Corporation does not have in place any formal objective, criteria or analysis for assessing the compensation of its executive officers. Rather, the Corporation relies mainly on board discussion of the Corporation’s executive compensation program, which is comprised of the following components: base salary, discretionary annual incentive and long-term incentives. The basic executive compensation philosophy of management is to attract and retain executives by way of aggressive performance bonuses in both cash and equity that mix company and personal achievement. This is required due to a lower than normal base salary level for all executives in order to conserve cash until the Corporation reaches a cash flow positive operating position.

Compensation Governance

The Corporation does not currently have a compensation committee. The Board has the responsibility for determining the compensation policies and practices of the Corporation.

The Corporation has not retained any compensation consultant or advisor at any time since inception to assist the Board in determining compensation for any of the Corporation’s directors or executive officers.

As part of its annual review of the Corporation’s compensation policies and practices, the Board considers the implications of risks associated with such compensation policies and practices. The Board keeps itself apprised of the current compensation policies of other comparably-sized companies to help identify compensation policies and practices that could encourage an executive officer to take inappropriate or excessive risks. As of the date hereof, the Board is not aware of any material risks arising from the Corporation’s current compensation policies or practices that would be reasonably likely to have a material adverse effect on the Corporation. The Board will continue to review the Corporation’s approach to executive and director compensation and, if deemed appropriate in the circumstances, will consider alternative or supplemental compensation arrangements to mitigate and discourage excessive risk-taking.

The Corporation does not currently have any policies in place that would prevent Named Executive Officers or directors from purchasing financial instruments that might be designed to hedge or offset a decrease in market value of equity securities granted as compensation or held by Named Executive Officers or directors. To the knowledge of the Corporation, none of the Named Executive Officers or directors have purchased any such financial instruments. The Corporation will continue to review whether a formal policy in this regard is necessary or advisable as the Corporation continues to execute its business plan and gain further market visibility.

Director and Named Executive Officer Compensation

The following table sets forth the total compensation paid to or earned by those persons who were Named Executive Officers and directors during the Fiscal Period ended December 31, 2021 and financial year ended June 30, 2021. The compensation paid to the Corporation’s Named Executive Officers and directors in the past is not indicative of the compensation expected to be paid to the Corporation’s Named Executive Officers and directors in the future.

TABLE OF COMPENSATION EXCLUDING COMPENSATION SECURITIES
Name and Position	Financial Period Ended(1)	Salary, Consulting Fee, Retainer or Commission ($)		Bonus ($)		Committee or Meeting Fees ($)	Value of Perquisites ($)	Value of all Other Compensation ($)		Total Compensation ($)
Curt Marvis Chief Executive Officer (formerly, Co-Chief Executive Officer) and Director	December 31, 2021	$157,538	(2)(3)(4)	$63,015	(3)	Nil	Nil	$20,784	(3)(6)	$241,337	(3)
	June 30, 2021	$341,733	(2)(3)(4)	$21,372	(3)(5)	Nil	Nil	$33,889	(3)(6)	$396,994	(3)
Kevin Williams Chief Financial Officer	December 31, 2021	$60,000		Nil		Nil	Nil	Nil		$60,000
	June 30, 2021	$120,000		Nil		Nil	Nil	Nil		$120,000
Glenn Ginsburg President, QYOU USA Inc.(7)	December 31, 2021	$384,525	(3)(8)	Nil		Nil	Nil	Nil		$384,525	(3)
	June 30, 2021	$360,330	(3)(8)	Nil		Nil	Nil	$15,388	(3)(6)	$375,718	(3)
G. Scott Paterson Chairman and Director	December 31, 2021	Nil	(9)	Nil		Nil	Nil	Nil	(9)	Nil
	June 30, 2021	Nil	(9)	Nil		Nil	Nil	Nil	(9)	Nil

Catherine Warren Director	December 31, 2021	Nil		Nil		Nil	Nil	Nil		Nil
	June 30, 2021	Nil		Nil		Nil	Nil	Nil		Nil
Damian Lee Director	December 31, 2021	Nil		Nil		Nil	Nil	Nil		Nil
	June 30, 2021	Nil		Nil		Nil	Nil	Nil		Nil
Steven Beeks Director	December 31, 2021	Nil		Nil		Nil	Nil	Nil		Nil
	June 30, 2021	Nil		Nil		Nil	Nil	Nil		Nil

Notes:

(1)	The financial year end for the Corporation was changed from June 30 to December 31. The amounts disclosed for the Fiscal Period ended December 31, 2021 are for the period from July 1, 2021 to December 31, 2021. All other years are fiscal years ending June 30.
(2)	No compensation was earned or paid in respect of such individual’s position as a director of the Corporation.
(3)	Represents amounts originally received in United States Dollars and converted to Canadian Dollars for the purposes of the above table at an exchange rate of US$1 = CDN$1.2603 (December 31, 2021) and US$1 = CDN$1.2823 (June 30, 2021).
(4)	$Nil of such compensation was received by Mr. Marvis indirectly through Next Level Entertainment, Inc. for December 31, 2021, and $192,345 for June 30, 2021.
(5)	Represents bonus earned but not paid during such period.
(6)	Represents payments made to such individual for medical insurance benefit and payroll taxes.
(7)	Mr. Ginsburg was appointed as President of QYOU USA Inc. on November 22, 2021.
(8)	$91,507 of such compensation was sales commission earned but not paid for the six months ended December 31, 2021 and $64,756 for the year ended June 30, 2021.
(9)	Does not include fees paid to Patstar Inc. as compensation for several employees of Patstar Inc., excluding Mr. Paterson, providing consultancy services to the Corporation. For such services, Patstar Inc. was compensated $Nil during the six months ended December 31, 2021 and $75,000 during the financial year ended June 30, 2021. Mr. Paterson is the sole shareholder of Patstar Inc.

The following table sets forth the compensation securities of the Corporation granted to the Named Executive Officers and directors during the Fiscal Period:

COMPENSATION SECURITIES
Name and Position	Type of Compensation Security	Number of Compensation Securities, Number of Underlying Securities and Percentage of Class(1)	Date of Issue or Grant	Issue, Conversion or Exercise Price ($)		Closing Price of Security or Underlying Security on Date of Grant ($)	Closing Price of Security or Underlying Security at Fiscal Period ($)(2)	Expiry Date
Curt Mavis Chief Executive Officer and Director	Stock Options	750,000(3) 750,000 0.19%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	900,000(3) 900,000 0.22%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
Kevin Williams Chief Financial Officer	Stock Options	100,000(7) 100,000 0.02%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	200,000(7) 200,000 0.05%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
Glenn Ginsburg President, QYOU USA Inc.	Stock Options	250,000(8) 250,000 0.06%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	300,000(8) 300,000 0.07%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
G. Scott Paterson Chairman and Director	Stock Options	250,000(9) 250,000 0. 06%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	300,000(9) 300,000 0.07%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
Catherine Warren Director	Stock Options	100,000(10) 100,000 0.02%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	50,000(10) 50,000 0.01%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
Damian Lee Director	Stock Options	100,000(10) 100,000 0.02%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	50,000(10) 50,000 0.01%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)
Steven Beeks Director	Stock Options	100,000(10) 100,000 0.02%	November 22, 2021	$0.275	(4)	$0.275	$0.23	November 22, 2026
	Restricted Share Units	50,000(10) 50,000 0.01%	November 22, 2021	N/A	(5)(6)	$0.275	$0.23	N/A(5)(6)

Notes:

(1)	Percentages are based on a total of 401,394,314 Common Shares outstanding as of December 31, 2021.
(2)	Reflects the closing price of the Common Shares on the TSXV as of December 31, 2021, the last trading day prior to the fiscal year end of the Corporation.
(3)	Mr. Marvis holds a total of 4,966,667 Common Shares, 3,250,000 Stock Options and 3,933,333 restricted share units (“RSUs”).
(4)	Stock Options vest monthly over period of four years.
(5)	Of such RSUs, 1/3 vests on each of the first three anniversaries of the date of grant.
(6)	Upon vesting of each RSU, one Common Share shall be issued for each RSU so vested.
(7)	Mr. Williams holds a total of 1,306,950 Common Shares, 700,000 Stock Options and 750,000 RSUs.
(8)	Mr. Ginsburg holds a total of 2,325,000 Common Shares, 2,150,000 Stock Options and 1,300,000 RSUs.
(9)	Mr. Paterson controls, directly or indirectly, 28,689,492 Common Shares, 2,150,000 Stock Options and 1,966,666 RSUs.
(10)	Ms. Warren holds a total of 1,028,334 Common Shares, 1,350,000 Stock Options and 216,666 RSUs.
(11)	Mr. Lee holds a total of 871,666 Common Shares, 1,200,000 Stock Options and 216,666 RSUs.
(12)	Mr. Beeks controls, directly or indirectly, a total of 680,577 Common Shares, 1,050,000 Stock Options and 216,666 RSUs.

The following table sets forth the compensation securities of the Corporation exercised by the Named Executive Officers and directors during the Fiscal Period:

EXERCISE OF COMPENSATION SECURITIES BY DIRECTORS AND NEOs
Name and Position	Type of Compensation Security	Number of Underlying Securities Exercised	Exercise Price per Security ($)	Date of Exercise	Closing Price per Security on Date of Exercise ($)	Difference Between Exercise Price and Closing Price on Date of Exercise ($)	Total Value on Exercise Date ($)
Curt Mavis Chief Executive Officer and Director	Restricted Share Units	416,667	N/A(1)	August 16, 2021	$0.28	N/A(1)	$116,667
Kevin Williams Chief Financial Officer	Restricted Share Units	50,000	N/A(1)	August 16, 2021	$0.28	N/A(1)	$14,000
Glenn Ginsburg President, QYOU USA Inc.	Restricted Share Units	Nil	N/A	N/A	N/A	N/A	N/A
G. Scott Paterson Chairman and Director	Restricted Share Units	333,334	N/A(1)	August 16, 2021	$0.28	N/A(1)	$93,334
Catherine Warren Director	Restricted Share Units	Nil	N/A	N/A	N/A	N/A	N/A
Steven Beeks Director	Restricted Share Units	Nil	N/A	N/A	N/A	N/A	N/A

Note:

(1)	In connection with vesting of RSUs on a basis of one Common Share for each RSU.

Stock Option Plans and Other Incentive Plans

See “Particulars of the Matters to be Acted Upon – Approval of the Corporation’s Amended Stock Option Plan” and “Particulars of the Matters to be Acted Upon – Approval of the Corporation’s Amended Restricted Share Unit Plan”.

Employment, Consulting and Management Agreements

During the Fiscal Period, there was no plan or arrangement in respect of compensation received or that may be received by a Named Executive Officer or director with a view to compensating such individuals in the event of severance, constructive dismissal or termination of their employment or a change of responsibilities following a change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information pertaining to the Corporation’s Current Stock Option Plan and Current RSU Plan as at December 31, 2021:

Plan Category		Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	Current Stock Option Plan	35,779,654	$0.23		4,359,777	(1)
	Current RSU Plan	17,949,993	N/A	(2)	8,205,611	(3)
Equity compensation plans not approved by securityholders		N/A	N/A		N/A
Total		53,729,647			12,565,388	(4)

Notes:

(1)	Pursuant to the Current Stock Option Plan, the number of authorized but unissued Common Shares that may be issued upon the exercise of Stock Options granted under the Current Stock Option Plan at any time shall not exceed 10% of the issued and outstanding Common Shares at any time. As at December 31, 2021 there were 401,394,314 Common Shares issued and outstanding.

(2)	Pursuant to the Current RSU Plan, one Common Share is granted upon the vesting of each RSU.

(3)	As at December 31, 2021, the Current RSU Plan authorized an aggregate of 26,155,604 Common Shares to be reserved for issuance pursuant to RSUs.

(4)	As at the date hereof, the number of Common Shares to be issued upon exercise of the outstanding Stock Options under the Current Stock Option Plan is 33,712,053 and 7,117,327 Common Shares remain available for future issuances under the Current Stock Option Plan. As of the date hereof, there are 14,183,321 RSUs outstanding and 11,972,283 RSUs remain available for future issuances under the Current RSU Plan.

CORPORATE GOVERNANCE

General

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. The CSA have adopted National Policy 58-201 – Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, the CSA have implemented National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure of corporate governance practices. This disclosure is presented below.

Composition of the Board

The Board is currently composed of five (5) directors, being G. Scott Paterson, Curt Marvis, Catherine Warren, Damian Lee and Steven Beeks.

Except for Mr. Marvis and Mr. Paterson, all of the proposed nominees of the Corporation are considered by the Board to be independent within the meaning of NI 58-101. An “independent director” is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Corporation. Mr. Marvis is the Chief Executive Officer of the Corporation and Mr. Paterson has acted as a consultant to the Corporation and has been compensated as such, and accordingly is considered to be “non-independent”. See “Compensation of Executive Officers and Directors – Summary Compensation Table”.

The independent directors exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary.

The following table sets forth the current and proposed directors of the Corporation who currently hold directorships with other reporting issuers:

Director	Other Reporting Issuers
G. Scott Paterson	Engagement Labs Inc. CoinSmart Financial Inc.
Curt Marvis	The Tinley Beverage Company Inc.
Damian Lee	Spacefy Inc.

Orientation and Continuing Education of Board Members

New Board members will receive information which includes access to reports on operations and results, and all public disclosure filings by the Corporation. In addition, management of the Corporation makes itself available for discussion with all Board members.

Measures to Encourage Ethical Business Conduct

The Board encourages and promotes a culture of ethical business conduct through various measures. It is the responsibility of all employees, officers and directors to report any concerns regarding accounting, financial statement disclosure, internal accounting or disclosure controls, auditing matters or suspected wrong-doings in accordance with the provisions set out herein. No employee, officer or director who in good faith makes a complaint shall suffer harassment, retaliation or adverse employment consequences. An individual who retaliates against someone who has made a complaint in good faith is subject to discipline up to and including termination of employment. Additionally, no person having knowledge of undisclosed material information relating to the Corporation shall disclose the information to any person other than in the necessary course of business or with the express written consent of his or her supervising director, officer or manager; or buy or sell, or acquire an option to buy or sell, any security of the Corporation or of a third party involved in activity or negotiation with the Corporation.

Nomination of Directors

The Corporation’s management is continually in contact with individuals involved in other junior public companies in a variety of business sectors. From these sources, the Corporation has made numerous contacts and in the event that the Corporation were in a position to nominate any new directors, such individuals would be brought to the attention of the Board. The Corporation conducts due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Corporation, the ability to devote the time required and a willingness to serve.

Compensation

See “Compensation of Executive Officers and Directors – Compensation Governance”.

Other Board Committees

The Corporation does not have any committees other than the Audit Committee.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board.

AUDIT COMMITTEE

The Audit Committee has a charter (the “Audit Committee Charter”), which outlines its authority and responsibilities. The full text of the Audit Committee Charter is attached as Schedule “B” hereto.

Composition

The Audit Committee was reconstituted effective May 18, 2022 and is currently comprised of three individuals, Damian Lee (Chair), Catherine Warren and Scott Paterson, all of whom are considered financially literate under National Instrument 52-110 – Audit Committees (“NI 52-110”) and all of whom are independent other than Mr. Paterson, who has acted as a consultant to the Corporation and has been compensated as such, and accordingly is considered to be “non-independent”.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his or her responsibilities as an Audit Committee member is outlined above under “Particulars of Matters to be Acted Upon – Biographies of Directors”.

Audit Committee Oversight

At no time since the commencement of the Fiscal Period was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services.

External Auditor Service Fees (By Category)

The following table provides information about the fees billed to the Corporation for professional services rendered by MNP LLP during the Fiscal Period ended December 31, 2021 and financial year ended June 30, 2021, and were paid or estimated to be payable for services in those periods:

	Fiscal Period ended December 31, 2021(1)	Year ended June 30, 2021(1)
Audit Fees(2)	$117,700	$143,019
Audit Related Fees(3)	$68,633	$71,298
Tax Fees(4)	$26,215	$26,659
All Other Fees	nil	$28,850	(5)
Total:	$212,548	$269,826

Notes:

(1)	Estimated audit fees.
(2)	Audit fees were for professional services rendered by the auditors for the audit of the Corporation’s consolidated financial statements, as well as services provided in connection with statutory and regulatory filings.
(3)	Audit related fees were for professional advisory services procured to support the audit of the Corporation's consolidated financial statements.
(4)	Tax fees were for tax compliance services and tax advice and planning.
(5)	For the year ended June 30, 2021, $5,000 in relation to RSU valuation consulting services and $23,850 in relation to consulting services for the acquisition of Chatterbox Technologies Private Limited.

The Audit Committee communicated through meetings, emails and telephone conferences in the Fiscal Period to fulfill its mandate.

Exemptions

Since the Corporation is a “Venture Issuer” (its securities are not listed or quoted on any of the Toronto Stock Exchange, Neo Exchange Inc., a U.S. marketplace, or a marketplace outside of Canada and the United States of America), the Corporation has relied on the exemption in Section 6.1 of NI 52-110 in order to be exempt from the requirements of Part 5 Reporting Obligations of NI 52-110, which relates to the reporting of the required disclosure.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES

Other than as set forth in this Circular, the Corporation is not aware of any indebtedness of any directors, officers or employees.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth in this Circular, the Corporation is not aware of any material interest, direct or indirect, of any informed person or proposed director of the Corporation or any associate or affiliate of any such persons in any transaction since the commencement of the Fiscal Period or in any proposed transaction, which has materially affected or would materially affect the Corporation or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Circular, the management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer at any time since the beginning of the Fiscal Period or any proposed nominee for election as a director, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting other than the election of directors or the re-appointment of auditors. All of the directors and officers are entitled to receive Stock Options pursuant to the Amended Stock Option Plan and to receive RSUs pursuant to the Amended RSU Plan. See “Particulars of Matters to be Acted Upon – Approval of Amended Stock Option Plan” and “Particulars of Matters to be Acted Upon – Approval of Amended Restricted Share Unit Plan”.

ADDITIONAL INFORMATION

Financial information is provided in the Corporation’s audited consolidated financial statements and accompanying management’s discussion and analysis (“MD&A”) for the Fiscal Period. Copies of the audited consolidated financial statements and MD&A for the Fiscal Period are available under the Corporation’s profile on SEDAR.

Shareholders may contact the Corporation to request copies of the Corporation’s financial statements and MD&A at shareholder@qyoutv.com.

Additional information relating to the Corporation is available on the SEDAR website at www.sedar.com.

GENERAL

All matters referred to herein for approval by the shareholders require a majority of the votes cast by shareholders in person or by proxy at the Meeting.

The contents and sending of this Circular have been approved by the Board. Where information contained in this Circular rests particularly within the knowledge of a person other than the Corporation, the Corporation has relied upon information furnished by such person.

Unless otherwise stated, the information contained herein is given as of the 19th day of May, 2022.

By Order of the Board of Directors

(signed) “Curt Marvis”
Curt Marvis Chief Executive Officer

SCHEDULE “A”

QYOU MEDIA INC.

AMENDED AND RESTATED STOCK OPTION PLAN

(in “blackline” form)

(See attached)

QYOU MEDIA INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1.	Purpose

The purpose of the Plan is to provide an incentive to the directors, officers, employees, consultants and other personnel of the Corporation or any of its subsidiaries to achieve the longer-term objectives of the Corporation; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Corporation; and to attract to and retain in the employ of the Corporation or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Corporation.

2.	Definitions and Interpretation

When used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)	“Board” means the Board of the Corporation;

(b)	“Common Shares” means common shares in the capital of the Corporation and any shares or securities of the Corporation into which such common shares are changed, converted, subdivided, consolidated or reclassified;

(c)	“Corporation” means QYOU Media Inc. and any successor corporation and any reference herein to action by the Corporation means action by or under the authority of its Board or a duly empowered committee appointed by the Board;

(d)	“Discounted Market Price” means the last per share closing price for the Common Shares on the Exchange before the date of grant of an Option, less any applicable discount under Exchange Policies;

(e)	“Exchange” means the TSX Venture Exchange or any other stock exchange on which the Common Shares are listed;

(f)	“Exchange Policies” means the policies of the Exchange, including those set forth in the Corporate Finance Manual of the Exchange;

(g)	“Insider” has the meaning ascribed thereto in Exchange Policies;

(h)	“Option” means an option granted by the Corporation to an Optionee entitling such Optionee to acquire a designated number of Common Shares from treasury at a price determined by the Board;

(i)	“Option Period” means the period determined by the Board during which an Optionee may exercise an Option, not to exceed the maximum period permitted by the Exchange, which maximum period is ten (10) years from the date the Option is granted;

(j)	“Optionee” means a person who is a director, officer, employee, consultant or other personnel of the Corporation or a subsidiary of the Corporation; a corporation wholly-owned by such persons; or any other individual or body corporate who may be granted an option pursuant to the requirements of the Exchange, who is granted an Option pursuant to this Plan; ~~and~~

(k)	“Plan” shall mean the Corporation’s incentive stock option plan as embodied herein and as from time to time amended;

(l)	“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, restricted share unit plan, deferred share unit plan, securities for services, stock appreciation right plan, shares for debt or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares or other securities to directors, officers or employees of, or consultants to, the Corporation or its subsidiaries, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(m)	“Trading Days” means a day when trading occurs through the facilities of the Exchange; and

(n)	“VWAP” means the volume weighted average trading price of the Common Shares on the Exchange calculated by dividing the total value by the total volume of such securities traded for the five Trading Days immediately preceding the exercise of the subject Option, subject to the proviso that the Exchange may exclude internal crosses and certain other special terms trades from the calculation.

Capitalized terms in the Plan that are not otherwise defined herein shall have the meaning set out in the Exchange Policy, including without limitation “Consultant”, “Employee”, “Director”, “Insider”, “Investor Relations Activities”, “Management Company Employee”, “Tier 1 Issuer” and “Tier 2 Issuer”.

Wherever the singular or masculine is used in this Plan, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context or the parties so require.

3.	Administration

The Plan shall be administered by the Board. The Board shall have full and final discretion to interpret the provisions of the Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan. All decisions and interpretations made by the Board shall be binding and conclusive upon the Corporation and on all persons eligible to participate in the Plan, subject to shareholder approval if required by the Exchange. Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of the Plan to a special committee of directors appointed from time to time by the Board, in which case all references herein to the Board shall be deemed to refer to such committee.

4.	Eligibility

The Board may at any time and from time to time designate those Optionees who are to be granted an Option pursuant to the Plan and grant an Option, to such Optionee. Subject to Exchange Policies and the limitations contained herein, the Board is authorized to provide for the grant and exercise of Options on such terms (which may vary as between Options) as it shall determine. No Option shall be granted to any person except upon recommendation of the Board. A person who has been granted an Option may, if he is otherwise eligible and if permitted by Exchange Policies, be granted an additional Option or Options if the Board shall so determine. Subject to Exchange Policies, the Corporation shall represent that the Optionee is a bona fide Employee, Consultant or Management Company Employee (as such terms are defined in Exchange Policies) in respect of Options granted to such Optionees.

5.	Participation

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Optionee’s relationship or employment with the Corporation.

Notwithstanding any express or implied term of this Plan or any Option to the contrary, the granting of an Option pursuant to the Plan shall in no way be construed as conferring on any Optionee any right with respect to continuance as a director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation.

Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director or officer of or a consultant to the Corporation or any of its subsidiaries, where the Optionee at the same time becomes or continues to be a director, officer or full-time employee of or a consultant to the Corporation or any of its subsidiaries.

Options will not be granted to an officer, employee or consultant of the Corporation, unless such participant is a bona fide Officer, Employee or Consultant of the Corporation.

No Optionee shall have any of the rights of a shareholder of the Corporation in respect to Common Shares issuable on exercise of an Option until such Common Shares shall have been paid for in full and issued by the Corporation on exercise of the Option, pursuant to this Plan.

Optionees resident in the State of California should also refer to Appendix “I” of the Plan.

6.	Common Shares Subject to Options

The number of authorized but unissued Common Shares that may be issued upon the exercise of Options granted under the Plan at any time shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis at any time, and such aggregate number of Common Shares shall automatically increase or decrease as the number of issued and outstanding Common Shares changes, provided that such number of unissued Common Shares issuable upon exercise of Options granted under the Plan plus the number of Common Shares reserved for issuance under all other equity incentive plans of the Corporation, including, but not limited to, the restricted share unit plan of the Corporation, shall not exceed 20% of the issued and outstanding Common Shares on a non-diluted basis at any time.

All subject to Exchange Policies, ~~this Plan shall not permit grants of Options~~the aggregate number of Common Shares issued or granted to Insiders (as a group), ~~within a~~in any 12 month period~~,~~ or at any point in time, pursuant to Options granted under this Plan or Options or other entitlements granted under any other Share Compensation Arrangement shall not exceed 10% of ~~an~~the aggregate number of ~~options exceeding 10% of the issued~~ Common Shares ~~of the Corporation~~outstanding, calculated at the date an Option is granted to any Insider, unless disinterested shareholder approval is obtained. The aggregate number of Common Shares reserved for issuance to any one (1) Optionee under Options or other entitlements granted under this Plan or any other Share Compensation Arrangement granted in any 12 month period shall not exceed 5% of the issued and outstanding Common Shares determined at the date of grant. The aggregate number of Common Shares reserved for issuance to an Optionee under this Plan or any other Share Compensation Arrangement who is a Consultant in ~~a~~any 12 month period shall not exceed 2% of the issued and outstanding Common Shares determined at the date of grant. The aggregate number of Shares reserved for issuance pursuant to Options granted to all persons retained to provide investor relations activities must not exceed 2% of the issued and outstanding Shares in any 12 month period, calculated on the date of grant.

Appropriate adjustments shall be made as set forth in Section 13 and Section 14 hereof, in both the number of Common Shares covered by individual grants and the total number of Common Shares authorized to be issued hereunder, to give effect to any relevant changes in the capitalization of the Corporation.

If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Shares subject thereto shall again be available for the purpose of the Plan.

7.	Option Agreement

A written agreement will be entered into between the Corporation and each Optionee to whom an Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the exercise price and any other terms and conditions approved by the Board, all in accordance with the provisions of this Plan (herein referred to as the “Stock Option Agreement”). The Stock Option Agreement will be in such form as the Board may from time to time approve, and may contain such terms as may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Optionee may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

8.	Option Period and Exercise Price

Each Option and all rights thereunder shall be expressed to expire on the date set out in the respective Stock Option Agreement, which shall be the date of the expiry of the Option Period (the “Expiry Date”), subject to earlier termination as provided in Sections 10 and 11 hereof.

Subject to Exchange Policies and any limitations imposed by any relevant regulatory authority, the exercise price of an Option granted under the Plan shall be as determined by the Board when such Option is granted and shall be an amount at least equal to the Discounted Market Price of the Common Shares.

9.	Exercise of Options

An Optionee shall be entitled to exercise an Option granted to it at any time prior to the expiry of the Option Period, subject to Sections 10 and 11 hereof and to vesting limitations which may be imposed by the Board at the time such Option is granted. Subject to Exchange Policies, the Board may, in its sole discretion, determine the time during which an Option shall vest and the method of vesting, or that no vesting restriction shall exist.

The exercise of any Option will be conditional upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Common Shares in respect of which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such Common Shares with respect to which the Option is being exercised unless exercised in accordance with either of the methods described under Sections 9(a) or 9(b) below if requested by an Optionee and approved by the Corporation.

(a)     “Cashless Exercise” means and may be effected when the Corporation has an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to an Optionee to purchase the Common Shares underlying their Options, with the brokerage firm then selling a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Optionee. Upon such a Cashless Exercise, the brokerage firm involved receives a number of Common Shares from the exercise of an Optionee’s Options to repay the loan so provided, and the Optionee receives the balance of Common Shares or the cash proceeds from the balance of such Common Shares. Pursuant to a “Cashless Exercise” an Optionee shall deliver a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Corporation of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option. The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Optionees specified by the Corporation notwithstanding that such program or procedures may be available to other Optionees.

(b)	“Net Exercise” means, and may be effected for Optionees other than those engaged in Investor Relations Activities for the Corporation, a process whereby Options are exercised without the Optionee making any cash payment to the Corporation, such that the Corporation does not receive any cash in payment of the applicable exercise, and instead the Optionee receives only the number of Common Shares underlying the applicable Options as is equal to the quotient obtained by dividing:

(i)	the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Common Shares and the exercise price of the subject Options; by

(ii)	the VWAP of the underlying Common Shares.

For greater certainty, these methods for exercising Options shall be subject to all other provisions of the Plan, including, without limitation, Section 17.

Common Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Common Shares pursuant thereto shall comply with all relevant provisions of applicable securities law and the requirements of any stock exchange or consolidated stock price reporting system on which prices for the Common Shares are quoted at any given time. As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Corporation, such a representation is required by law.

10.	Ceasing to be a Director, Officer, Employee or Consultant

Unless otherwise determined by the Board, and subject to the rules Exchange Policies, if an Optionee ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries for any reason other than death, the Optionee may, but only within a reasonable period, to be set out in the applicable Stock Option Agreement at the time of the grant, subject to a maximum of one (1) year following the Optionee’s ceasing to be a director, officer, employee or consultant (or 30 days in the case of an Optionee engaged in Investor Relations Activities) or prior to the expiry of the Option Period, whichever is earlier, exercise any Option held by the Optionee, but only to the extent that the Optionee was entitled to exercise the Option at the date of such cessation. For greater certainty, any Optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of the Plan.

11.	Death of Optionee

In the event of the death of an Optionee, the Option previously granted to him shall be exercisable within one (1) year following the date of the death of the Optionee or prior to the expiry of the Option Period, whichever is earlier, and then only:

(a)	by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution, or by the Optionee’s legal personal representative; and

(b)	to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death.

12.	Optionee’s Rights Not Transferable

No right or interest of any Optionee in or under the Plan is assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner except by bequeath or the laws of descent and distribution, subject to the requirements of the Exchange, or as otherwise allowed by the Exchange.

Subject to the foregoing, the terms of the Plan shall bind the Corporation and its successors and assigns, and each Optionee and his heirs, executors, administrators and personal representatives.

13.	Takeover or Change of Control

~~The~~Subject to the prior approval of the Exchange, the Corporation shall have the power, in the event of:

(a)	any disposition of all or substantially all of the assets of the Corporation, or the dissolution, merger, amalgamation or consolidation of the Corporation with or into any other corporation or of such corporation into the Corporation, or

(c)	any change in control of the Corporation,

to make such arrangements as it shall deem appropriate for the exercise of outstanding Options or continuance of outstanding Options, including without limitation, to amend any Stock Option Agreement to permit the exercise of any or all of the remaining Options prior to the completion of any such transaction. If the Corporation shall exercise such power, the Option shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Optionee at any time or from time to time as determined by the Corporation prior to the completion of such transaction.

For greater certainty, subject to Exchange Policies, any acceleration of vesting terms of Options granted to persons retained to provide investor relations activities shall be subject to the prior approval of the Exchange, whether or not made in the context of a transaction described in the foregoing section.

14.	Anti-Dilution of the Option

In the event of:

(a)	any subdivision, redivision or change of the Common Shares at any time during the term of the Option into a greater number of Common Shares, the Corporation shall deliver, at the time of any exercise thereafter of the Option, such number of Common Shares as would have resulted from such subdivision, redivision or change if the exercise of the Option had been made prior to the date of such subdivision, redivision or change;

(b)	any consolidation or change of the Common Shares at any time during the term of the Option into a lesser number of Common Shares, the number of Common Shares deliverable by the Corporation on any exercise thereafter of the Option shall be reduced to such number of Common Shares as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change;

(c)	any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, at any time during the term of the Option, the Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon exercise of the Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the holder of the number of Common Shares to which he was entitled upon exercise of the Option.

Adjustments shall be made successively whenever any event referred to in this section shall occur and any adjustments made in connection with Section 14(c) shall be subject to the prior approval of the Exchange. For greater certainty, the Optionee shall pay for the number of shares, other securities or property as aforesaid, the amount the Optionee would have paid if the Optionee had exercised the Option prior to the effective date of such subdivision, redivision, consolidation or change of the Common Shares or such reclassification, consolidation, amalgamation, merger or transfer, as the case may be.

15.	Costs

The Corporation shall pay all costs of administering the Plan.

16.	Termination and Amendment

(a)	~~The~~Subject to Exchange Policies, the Board may amend or terminate this Plan or any outstanding Option granted hereunder at any time without the approval of the shareholders of the Corporation or any Optionee whose Option is amended or terminated, as the case may be, in order to (i) fix any typographical errors, (ii) make any necessary amendments for the Options to qualify for favourable treatment under applicable tax laws, and (iii) amend any existing provisions of this Plan that do not alter the scope, nature and intent of such provisions, including to conform this Plan or such Option, as the case may be, to applicable law or regulation or the requirements of the Exchange or any relevant regulatory authority, whether or not such amendment or termination would affect any accrued rights~~, subject to the approval of the Exchange or such regulatory authority~~.

(b)	The Board may amend or terminate this Plan or any outstanding Option granted hereunder for any reason other than the reasons set forth in Section 16(a) hereof, subject to the approval of the Exchange or any relevant regulatory authority and the approval of the shareholders of the Corporation if required by the Exchange or such regulatory authority. Subject to Exchange Policies, disinterested shareholder approval will be obtained for any reduction in the exercise price of an Option or an extension to the Expiry Date if the Optionee is an Insider of the Corporation at the time of the proposed amendment. No such amendment or termination will, without the consent of an Optionee, alter or impair any rights which have accrued to him prior to the effective date thereof.

(c)	The Plan, and any amendments thereto, shall be subject to acceptance and approval by the Exchange. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance are given.

17.	Withholding Tax

Upon exercise of an Option, the Optionee will, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the Common Shares, pay to the Corporation amounts necessary to satisfy applicable withholding tax requirements or will otherwise make arrangements satisfactory to the Corporation for such requirements. In order to implement this provision, the Corporation or any related corporation will have the right to retain and withhold from any payment of cash or Common Shares under the Plan the amount of taxes required to be withheld or otherwise deducted and paid in respect of such exercise. At its discretion, the Corporation may require an Optionee receiving Common Shares upon the exercise of an Option to reimburse the Corporation for any such taxes required to be withheld by the Corporation and withhold any distribution to the Optionee in whole or in part until the Corporation is so reimbursed. In lieu thereof, the Corporation will have the right to withhold from any cash amount due or to become due from the Corporation to the Optionee an amount equal to such taxes. The Corporation may also retain and withhold or the Optionee may elect, subject to approval by the Corporation at its sole discretion, to have the Corporation retain and withhold a number of Common Shares having a market value not less than the amount of such taxes required to be withheld by the Corporation to reimburse the Corporation for any such taxes and cancel (in whole or in part) any such Common Shares issuable upon exercise of an Option so withheld.

18.	Applicable Law

This Plan shall be governed by, administered and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

19.	Prior Plans

On the effective date (as set out in Section 20 hereof), subject to Exchange approval and, if required, shareholder approval:

(a)	the Plan shall entirely replace and supersede prior stock option plans, if any, enacted by the Corporation; and

(b)	all outstanding options shall be deemed to be granted pursuant to the Plan.

20.	Effective Date

This Plan shall become effective as of and from, and the effective date of the Plan shall be ~~December 28~~May 19, ~~2017~~2022, upon receipt of all necessary shareholder and regulatory approvals.

APPENDIX “I”

CALIFORNIA RESIDENTS

(for California residents only, to the extent required by
California Corporations Code Section 25102(o))

This Appendix “I” to the foregoing Stock Option Plan shall apply only to the Participants who are residents of the State of California and who are receiving an Option under the Plan in reliance on California Corporations Code Section 25102(o) only. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan. Notwithstanding any provisions contained in the Plan or the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to the Option granted to the Participant as a resident of the State of California, until the earlier to occur of (i) such time as the Board amends this Appendix “I” or (ii) at such time as the Board otherwise provides.

(a)           Unless determined otherwise by the Board, the Option may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Board makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act.

(b)           If the Participant ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries for any reason other than (i) a termination for Cause (as hereinafter defined); (ii) death; or (iii) permanent and total disability, the Participant may exercise his, her or its Option prior to the Expiration Date and within such period of time as specified by the Board, which period shall not be less than thirty (30) days following the Participant’s ceasing to be a director, officer, employee or consultant, but only to the extent that the Participant was entitled to exercise the Option at the date of such cessation. “Cause” shall mean, as determined by the Board, unless otherwise provided in an applicable agreement between the Participant and the Corporation: (i) negligence or wilful misconduct by a Participant in connection with the performance of duties; (ii) a commission by a Participant of a criminal offence; or (iii) material breach by a Participant of any term of any employment, consulting or other services, confidentiality, intellectual property, non-competition or non-solicitation agreement between the Participant and the Corporation or a subsidiary.

(c)            If the Participant ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries prior to the Expiration Date by reason of the Participant’s permanent and total disability, the Participant may exercise his or her Option within such period of time as specified by the Board, which period shall not be less than six (6) months following the date of the Participant’s ceasing to be a director, officer, employee or consultant, to the extent such Option is exercisable on the date of such cessation (but in no event later than the Expiration Date).

(d)          No Option shall be granted, nor shall any Optioned Shares be issued upon the exercise, vesting or settlement of any Option, to a resident of the State of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the Corporation’s shareholders.

(e)              In the event of a share split, reverse share split, share dividend, recapitalization, combination, reclassification or other distribution of the Corporation’s equity securities without the receipt of consideration by the Corporation, of or on the Common Shares, the Board will make a proportionate adjustment of the number of Optioned Shares purchasable pursuant to the Option and the exercise price thereof under the Option; provided, however, that the Board will make such proportionate adjustments to the Option in the event of or as required by Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Option.

(f)               The Board shall have the authority to amend this Appendix “I” in accordance with the terms of the Plan.

SCHEDULE “B”

QYOU MEDIA INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

(in “blackline” form)

(See attached)

QYOU MEDIA INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1               Purpose

This Restricted Share Unit Plan is established as a method by which equity-based incentives may be awarded to the senior officers, directors, employees, and consultants of QYOU Media Inc. (the “Corporation”) to recognize and reward their significant contributions to the long-term success of the Corporation and to align their interests more closely with the shareholders of the Corporation.

1.2               Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Affiliate” has the meaning ascribed thereto by the Exchange;

(b)	“Board” means the Board of Directors of the Corporation or, as applicable, a committee consisting of not less than 3 Directors of the Corporation duly appointed to administer this Plan;

(c)	“Change of Control” includes

(i)	the acquisition by any persons “acting jointly or in concert” (as determined by the Securities Act (Ontario)), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation,

(ii)	an amalgamation, merger, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination,

(iii)	the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a related entity, or

(iv)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion;

(d)	“common share” means a common share in the capital of the Corporation;

(e)	“Corporation” means QYOU Media Inc. and its successors and assigns;

(f)	“Disinterested Shareholder” means a holder of common shares that is not an Eligible Person nor an associate (as defined in the Securities Act (Ontario)) of an Eligible Person;

(g)	“Dividend” means a dividend declared and payable on a common share in accordance with the Corporation’s dividend policy as the same may be amended from time to time (an “Ordinary Dividend”), and may, in the discretion of the Board, include a special or stock dividend (a “Special Dividend”), and may, in the discretion of the Board, include a Special Dividend declared and payable on a common share;

(h)	“Eligible Person” means senior officers, directors, employees, and consultants of the Corporation, but shall not include a person performing Investor Relations Activities;

(i)	“Exchange” means, collectively, the TSXV, any successor thereto and any other stock exchange or trading facilities through which the common shares trade or are quoted from time to time;

(j)	“Fair Market Value” means the closing price of the common shares on the Exchange on the Business Day immediately prior to the Redemption Date or, if the common shares are not listed on the Exchange, then on such other stock exchange or quotation system as may be selected by the Board, provided that, if the common shares are not listed or quoted on any other stock exchange or quotation system, then the Fair Market Value will be the value determined by the Board in its sole discretion acting in good faith, provided that in all circumstances, notwithstanding the foregoing, the Board may in its sole discretion acting in good faith determine the Fair Market Value using such other method as it deems appropriate in the circumstances;

(k)	“Grant Date” means any date determined from time to time by the Board as a date on which a grate of Restricted Share Units will be made to one or more Eligible Persons under this Plan;

(l)	“Insider” means an “Insider” as defined in the TSXV Policies;

(m)	“Investor Relations Activities” has the meaning as defined in the TSXV Policies;

(n)	“Plan” means this Restricted Share Unit Plan, as amended from time to time;

(o)	“Redemption Date” in respect of any Restricted Share Unit means the third anniversary of the Grant Date on which such Restricted Share Unit was granted to the Eligible Person, unless (i) an earlier date has been established or approved by the Board as the Redemption Date in respect of such Restricted Share Unit in order to create a staggered vesting scheme for a grant or for any other reason as the Board may determine, or (ii) Section 3.6, 4.1, 4.2, 6.2 is applicable, in which case the Redemption Date in respect of such Restricted Share Unit shall be the date established as such in accordance with the applicable Section; provided that, notwithstanding any other provision hereof, in no event will the Redemption Date in respect of any Restricted Share Unit be after the end of the calendar year which is three years following the end of the year in which services to which the grant of such Restricted Share Unit relates were performed by the Eligible Person to whom such Restricted Share Unit was granted;

(p)	“Reorganization” means any declaration of any stock dividend (other than a Special Dividend in respect of which the Board, in its discretion, determines that Eligible Persons are to be paid a cash amount pursuant to Section 3.4), stock split, security consolidation, combination or exchange of shares, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin- off or other distribution (other than Ordinary Dividends) of the Corporation’s assets to shareholders or any other similar corporate transaction or event which the Board determines affects the common shares such that an adjustment is appropriate to prevent dilution or enlargement of the rights of Eligible Persons under this Plan;

(q)	“Restricted Share Unit” means one notional common share (without any of the attendant rights of a shareholder of such common share, including, without limitation, the right to vote such common share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein) credited by bookkeeping entry to a notional account maintained by the Corporation in respect of an Eligible Person in accordance with this Plan;

(r)	“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, restricted share unit plan, deferred share unit plan, securities for services, stock appreciation right plan, shares for debt or any other compensation or incentive mechanism involving the issuance or potential issuance of common shares or other securities to directors, officers or employees of, or consultants to, the Corporation or its subsidiaries, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(s)	~~(r)~~ “Subsidiary” has the meaning set out in the Securities Act (Ontario);

(t)	~~(s)~~ “TSXV” means the TSX Venture Exchange; and

(u)	~~(t)~~ “TSXV Policies” means the policies included in the TSXV Corporate Finance Manual and “TSXV Policy” means any one of them.

1.3               Effective Date

This Plan shall be effective as of March 5, 2020, provided that no common shares may be issued under this Plan until and unless all required Exchange, regulatory, and shareholder approvals have been obtained with respect to the issuance of Restricted Share Units and common shares hereunder.

1.4               Governing Law; Subject to Applicable Regulatory Rules

This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The provisions of this Plan shall be subject to the applicable by-laws, rules and policies of the Exchange and applicable securities legislation.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1               Eligibility

This Plan applies to those persons qualifying as Eligible Persons for a grant of Restricted Share Units pursuant to Section 3.1. Restricted Share Units will not be granted to an employee, consultant or management company employee unless such participant is a bona fide employee, consultant or management company employee pursuant to TSXV Policies.

2.2               Rights Under this Plan

Subject to Sections 4 and 5, an Eligible Person granted Restricted Share Units shall continue to have rights in respect of such Restricted Share Units until such Restricted Share Units have been redeemed for cash or common shares or terminated without vesting in accordance with this Plan.

2.3               Copy of this Plan

The Corporation shall provide each Eligible Person with a copy of this Plan following the initial grant of Restricted Share Units to such Eligible Person and with a copy of all amendments to this Plan.

2.4               Limitation on Rights

(a)	Nothing in this Plan shall confer on any person any right to be designated as an Eligible Person or to be granted any Restricted Share Units.

(b)	There is no obligation for uniformity of treatment of Eligible Persons or any group of Eligible Persons, whether based on salary or compensation, grade or level or organizational position or level or otherwise.

(c)	A grant of Restricted Share Units to an Eligible Person on one or more Grant Dates shall not be construed to create a right to a grant of Restricted Share Units on a subsequent Grant Date.

2.5               Grant Agreements

(a)	Each grant of Restricted Share Units shall be evidenced by a written agreement executed by the Eligible Person in such form as the Board may from time to time approve, and may contain such terms as may be considered necessary in order that the Restricted Share Unit(s) will comply with any provisions respecting such Restricted Share Units in the income tax or other laws in force in any country or jurisdiction of which the Eligible Person may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

(b)	An Eligible Person will not be entitled to any grant of Restricted Share Units or any benefit of this Plan unless the Eligible Person agrees with the Corporation to be bound by the provisions of this Plan.

(c)	By entering into an agreement described in this Section 2.5, each Eligible Person shall be deemed conclusively to have accepted and consented to all terms of this Plan and all bona fide actions or decisions made by the Board. Such terms and consent shall also apply to and be binding on the legal representative, beneficiaries, heirs and successors of each Eligible Person.

2.6               Limits on common shares Issuable on Exercise

The aggregate maximum number of common shares reserved for issuance under this Plan is ~~26,155,604~~40,829,380 common shares, subject to any adjustment under Section 3.5 hereof or as required by TSXV Policies, or such greater number of common shares as may be permitted by TSXV Policies upon being duly approved by the Board and, if required by TSXV Policies, by the shareholders of the Corporation provided that such number of unissued common shares issuable upon the vesting of Restricted Shares Units under this Plan and all other Share Compensation Arrangements of the Corporation, including, but not limited to, the stock option plan of the Corporation, shall not exceed 20% of the issued and outstanding common shares on a non-diluted basis at any time. The number of common shares subject to any Restricted Share Unit (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated, shall, in each case, automatically become available to be made the subject of new Restricted Share Units under the Restricted Share Unit Plan.

All subject to TSXV Policies, the aggregate number of common shares issued or granted to Insiders (as a group), in any 12 month period or at any point in time, pursuant to Restricted Share Units granted under this Plan or Restricted Share Units or other entitlements granted under any other Share Compensation Arrangement shall not exceed 10% of the aggregate number of common shares outstanding, calculated at the date a Restricted Share Unit is granted to any Insider, unless disinterested shareholder approval is obtained. The aggregate number of common shares reserved for issuance to any one (1) Eligible Person under Restricted Share Units or other entitlements granted under this Plan or any other Share Compensation Arrangement in any 12 month period shall not exceed 5% of the issued and outstanding common shares determined at the Grant Date. The aggregate number of common shares reserved for issuance to an Eligible Person who is a consultant in a 12 month period shall not exceed 2% of the issued and outstanding common shares determined at the Grant Date.

2.7               No Fractional common shares

No fractional common shares may be issued under this Plan.

ARTICLE 3
RESTRICTED SHARE UNITS

3.1               Grant of Restricted Share Units

On each Grant Date, the Board, in its sole discretion, shall designate Eligible Persons and determine the number and vesting of Restricted Share Units to be granted to each Eligible Person. Such grants may have one or more Redemption Dates in order to allow for different vesting dates of the Restricted Share Units. Other than in accordance with Section 4, no Restricted Share Units shall vest before the date that is one year following the date the Restricted Share Units are granted.

3.2               Redemption of Restricted Share Units

(a)	Unless redeemed earlier in accordance with this Plan, the Restricted Share Units of each Eligible Person will be redeemed within 30 days after each applicable Redemption Date for cash equal to the Fair Market Value of a Restricted Share Unit (net of any applicable statutory withholdings) on the Redemption Date or an equal number of common shares, as determined by the Board at the time of granting of the Restricted Share Units.

(b)	If the Board determines that any Restricted Share Units are to be redeemed for common shares, the Eligible Person will be entitled to receive and the Corporation will issue to the Eligible Person an equal number of common shares (net of any applicable statutory withholdings) that have vested on the Redemption Date.

3.3               Compliance with Tax Requirements

(a)	Each Eligible Person (or the heirs and legal representatives of the Eligible Person) shall bear any and all income or other tax imposed on amounts paid to the Eligible Person (or the heirs and legal representatives of the Eligible Person) under this Plan.

(b)	In taking any action hereunder, or in relation to any rights hereunder, the Corporation and each Eligible Person shall comply with all provisions and requirements of any income tax, pension plan, or employment or unemployment insurance legislation or regulations of any jurisdiction which may be applicable to the Corporation or Eligible Person, as the case may be.

(c)	The Corporation shall have the right to deduct from all payments made to the Eligible Persons in respect of the Restricted Share Units, whether in cash or common shares, any federal, provincial, local, foreign or other taxes, Canadian Pension Plan, Employment Insurance or other deductions required by law to be withheld with respect to such payments. The Corporation may take such other action as the Board may consider advisable to enable the Corporation and any Eligible Person to satisfy obligations for the payment of withholding or other tax obligations relating to any payment to be made under this Plan.

(d)	If the Board so determines, the Corporation shall have the right to require, prior to making any payment under this Plan, payment by the recipient of the excess of any applicable Canadian or foreign federal, provincial, state, local or other taxes over any amounts withheld by the Corporation, in order to satisfy the tax obligations in respect of any payment under this Plan. If the Corporation does not withhold from any payment, or require payment of an amount by a recipient, sufficient to satisfy all income tax obligations, the Eligible Person shall make reimbursement, on demand, in cash, of any amount paid by the Corporation in satisfaction of any tax obligation. Notwithstanding any other provision hereof, in taking such action hereunder, the Board shall endeavour to ensure that the payments to be made hereunder will not be subject to the “salary deferral arrangement” rules under the Income Tax Act (Canada), as amended, or income tax legislation of any other jurisdiction.

3.4               Payment of Dividend Equivalents

When Dividends are paid on common shares, an Eligible Person shall be credited with Dividend equivalents in respect of the Restricted Share Units credited to the Eligible Person’s account as of the record date for payment of Dividends. Such Dividend equivalents shall be converted into additional Restricted Share Units (including fractional Restricted Share Units) based on the Fair Market Value per common share on the date credited. For greater certainty, such Restricted Share Units resulting from the conversion of Dividend equivalents will be included in the number of outstanding Restricted Share Units for the purposes of Section 2.6.

3.5               Adjustments

(a)	~~If~~Subject to the prior approval of the TSXV, if required, if any change occurs in the outstanding common shares by reason of a Reorganization, the Board, in its sole discretion, and without liability to any person, shall make such equitable changes or adjustments, if any, as it considers appropriate, in such manner as the Board may consider equitable, to reflect such change or event including, without limitation, adjusting the number of Restricted Share Units credited to Eligible Persons and outstanding under this Plan, provided that any such adjustment will not otherwise extend the Redemption Date otherwise applicable.

(b)	The Corporation shall give notice to each Eligible Person of any adjustment made pursuant to this section and, upon such notice, such adjustment shall be conclusive and binding for all purposes.

(c)	The existence of outstanding Restricted Share Units shall not affect in any way the right or power and authority of the Corporation or its shareholders to make or authorize any alteration, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business or any merger or consolidation of the Corporation, any issue of bonds, debentures or preferred or preference shares (ranking ahead of the common shares or otherwise) or any right thereto, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business or any corporate act or proceeding whether of a similar character or otherwise.

3.6               Offer for common shares – Change of Control

Notwithstanding anything else herein to the contrary but subject to prior approval of the Exchange, if required, the Corporation shall redeem, in the event an Eligible Person is terminated within six (6) months of a Change of Control, 100% of the Restricted Share Units granted to such Eligible Person and outstanding under this Plan as soon as reasonably practical, but no later than 30 days following the Redemption Date for an equal number of common shares. For the purposes of this Section 3.6, the Redemption Date shall be the date on which such Eligible Person was terminated following the Change of Control.

ARTICLE 4
EVENTS AFFECTING ENTITLEMENT

4.1               Termination of Employment

If an Eligible Person ceases to hold such status for any reason (excluding death), all of the former Eligible Person’s Restricted Share Units which have vested at the time of such cessation shall be redeemed for cash at the Fair Market Value of a Restricted Share Unit on the Redemption Date (net of any statutory withholdings), an equal number of common shares or a combination of cash and common shares as may be determined by the Board, in its sole discretion, and the remainder shall be cancelled. No amount shall be paid by the Corporation to the Eligible Person in respect of the Restricted Share Units so cancelled. For the purposes of this Section 4.1, the Redemption Date shall be the date on which the employment or retainer of the Eligible Person is terminated irrespective of any entitlement of the former Eligible Person to notice, pay in lieu of notice or benefits beyond the termination date.

4.2               Death

All of the Restricted Share Units, whether vested or not, of an Eligible Person who dies shall immediately vest and be redeemed in accordance with Section 3.2. For the purposes of the foregoing, the Redemption Date shall be the date of the Eligible Person’s death.

4.3               No Grants Following Last Day of Active Employment

(a)	In the event of termination of any Eligible Person’s employment with the Corporation, such Eligible Person shall not be granted any Restricted Share Units pursuant to Section 3.1 after the last day of active employment of such Eligible Person. Without limiting the generality of the foregoing and of Section 2.4, notwithstanding any other provision hereof or any provision of any employment agreement between any Eligible Person and the Corporation, no Eligible Person will have any right to be awarded additional Restricted Share Units, and shall not be awarded any Restricted Share Units, pursuant to Section 3.1 after the last day of active employment of such Eligible Person on which such Eligible Person actually performs the duties of the Eligible Person’s position, whether or not such Eligible Person receives a lump sum payment of salary or other compensation in lieu of notice of termination, or continues to receive payment of salary, benefits or other remuneration for any period following such last day of active employment.

(b)	Notwithstanding any other provision hereof, or any provision of any employment agreement between the Corporation and an Eligible Person, in no event will any Eligible Person have any right to damages in respect of any loss of any right to be awarded Restricted Share Units pursuant to Section 3.1 after the last day of active employment of such Eligible Person and no severance allowance, or termination settlement of any kind in respect of any Eligible Person will include or reflect any claim for such loss of right and no Eligible Person will have any right to assert, claim, seek or obtain, and shall not assert, claim, seek or obtain, any judgment or award in respect of or which includes or reflects any such right or claim for such loss of right.

ARTICLE 5
ADMINISTRATION

5.1               Transferability

Rights respecting Restricted Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

5.2               Administration

(a)	The Board shall, in its sole and absolute discretion, but subject to applicable corporate, securities and tax law requirements:

(i)	interpret and administer this Plan;

(ii)	establish, amend and rescind any rules and regulations relating to this Plan; and

(iii)	make any other determinations that the Board deems necessary or desirable for the administration and operation of this Plan.

(b)	The Board may delegate to any person any administrative duties and powers under this Plan.

(c)	The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable.

(d)	Any decision of the Board with respect to the administration and interpretation of this Plan shall be conclusive and binding on the Eligible Person and his or her legal representative.

(e)	The Board may establish policies respecting minimum ownership of common shares of the Corporation by Eligible Persons and the ability to elect Restricted Share Units to satisfy any such policy.

5.3               Records

The Corporation will maintain records indicating the number of Restricted Share Units credited to an Eligible Person under this Plan from time to time and the Grant Dates of such Restricted Share Units. Such records shall be conclusive as to all matters involved in the administration of this Plan.

5.4               Statements

Upon request, the Corporation shall furnish annual statements to each Eligible Person indicating the number of Restricted Share Units credited to the Eligible Person and the Grant Dates of the Restricted Share Units and such other information that the Corporation considers relevant to the Eligible Person.

5.5               Legal Compliance

Without limiting the generality of the foregoing, the Board may take such steps and require such documentation from Eligible Persons as the Board may determine are desirable to ensure compliance with all applicable laws and legal requirements, including all applicable corporate and securities laws and regulations of any country, and any political subdivisions thereof, and the rules, regulations and requirements of the Exchange and any applicable provisions of the Income Tax Act (Canada), as amended or income tax legislation or any other jurisdiction.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1               Amendment

(a)	The Board reserves the right, in its sole discretion, to amend, suspend or terminate this Plan or any portion thereof at any time, subject to and in accordance with applicable legislation and TSXV Policies, without obtaining the approval of shareholders. Notwithstanding the foregoing, the Corporation shall be required to obtain Disinterested Shareholder approval for any amendment related to:

(i)	the number or percentage of issued and outstanding common shares available for grant under this Plan;

(ii)	a change in the method of calculation of redemption of Restricted Share Units held by Eligible Persons; and

(iii)	an extension to the term for redemption of Restricted Share Units held by Eligible Persons.

(b)	Subject to TSXV Policies, unless an Eligible Person otherwise agrees, any amendment to this Plan or Restricted Share Unit shall apply only in respect of Restricted Share Units granted on or after the date of such amendment.

(c)	Subject to TSXV Policies, without limiting the generality of the foregoing, the Board may make the following amendments to this Plan~~,~~ without obtaining shareholder approval, provided that such amendments do not alter the scope, nature and intent of the Plan:

(i)	amendments to the terms and conditions of this Plan necessary to ensure that this Plan complies with the applicable regulatory requirements, including the rules of the Exchange;

(ii)	amendments to the provisions of this Plan respecting administration of this Plan;

(iii)	amendments to the provisions of this Plan to clarify existing provisions that do not have the effect of altering the scope, nature and intent of such provisions;

(iv)	amendments necessary for Restricted Share Units to qualify for favourable tax treatment under applicable laws;

(v)	~~(iv)~~ amendments to the provisions of this Plan respecting the terms and conditions on which Restricted Share Units may be granted pursuant to this Plan, including the provisions relating to the payment of the Restricted Share Units; and

(vi)	~~(v)~~ amendments to this Plan that are ministerial or administrative, including fixing typographical errors.

6.2               Termination of this Plan

(a)	The Board may from time to time amend or suspend this Plan in whole or in part and may at any time terminate this Plan. No such amendment, suspension or termination shall adversely affect the rights of any Eligible Person at the time of such amendment, suspension or termination with respect to outstanding and unredeemed Restricted Share Units credited to such Eligible Person without the consent of the affected Eligible Person.

(b)	If the Board terminates this Plan, no new Restricted Share Units will be awarded to any Eligible Person, but outstanding and unredeemed previously credited Restricted Share Units shall remain outstanding, be entitled to payments as provided under Section 3.4, and be paid in accordance with the terms and conditions of this Plan existing at the time of termination.

(c)	This Plan will finally cease to operate for all purposes when the last remaining Eligible Person receives a payment in satisfaction of all outstanding and unredeemed Restricted Share Units credited to such Eligible Person, or all outstanding and unredeemed Restricted Share Units credited to such Eligible Person are cancelled pursuant to the provisions thereof.

ARTICLE 7

GENERAL

7.1               Rights to common shares

(a)	This Plan shall not be interpreted to create any entitlement of any Eligible Person to any common shares, or to the dividends payable pursuant thereto, except as expressly provided herein.

(b)	A holder of Restricted Share Units shall not have rights as a shareholder of the Corporation with respect to any common shares which may be issuable pursuant to the Restricted Share Units so held, whether voting, right on liquidation or otherwise.

7.2               No Right to Employment

(a)	This Plan shall not be interpreted as an employment agreement.

(b)	Nothing in this Plan nor any Board guidelines or any agreement referred to in Section 2.5 nor any action taken hereunder shall be construed as giving any Eligible Person the right to be retained in the continued employ or service of the Corporation or any of its subsidiaries, or giving any Eligible Person or any other person the right to receive any benefits not specifically expressly provided in this Plan nor shall it interfere in any way with any other right of the Corporation to terminate the employment or service of any Eligible Person at any time.

7.3               Right to Funds

(a)	Neither the establishment of this Plan nor the granting of Restricted Share Units under this Plan shall be deemed to create a trust.

(b)	Amounts payable to any Eligible Person under this Plan shall be a general, unsecured obligation of the Corporation.

(c)	The right of an Eligible Person to receive payment pursuant to this Plan shall be no greater than the right of other unsecured creditors of the Corporation.

7.4               Successors and Assigns

This Plan shall be binding on all successors and assigns of the Corporation and an Eligible Person, including without limitation, the estate of such Eligible Person and the legal representative of such estate, or any receiver or trustee in bankruptcy or representative of the Corporation’s or Eligible Person’s creditors.

7.5               Severability

If any provision of this Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

7.6               Effective Date

This Plan shall become effective as of and from, and the effective date of the Plan shall be May 19, 2022, upon receipt of all necessary shareholder and regulatory approvals.

SCHEDULE “C”

AMENDED AND RESTATED BY-LAW NO. 1

(in “blackline” form)

(See attached)

QYOU MEDIA INC.

(the “Corporation”)

AMENDED AND RESTATED

BY-LAW NO. 1-A

A by-law relating generally to the transaction of the business and affairs of the Corporation.

CONTENTS

Article One	-	Interpretation
Article Two	-	Business of the Corporation
Article Three	-	Borrowing and Debt Obligations
Article Four	-	Directors
Article Five	-	Committees
Article Six	-	Officers
Article Seven	-	Protection of Directors, Officers and Others
Article Eight	-	Shares
Article Nine	-	Dividends and Rights
Article Ten	-	Meetings of Shareholders
Article Eleven	-	Notices
Article Twelve	-	Forum Selection
Article Thirteen	-	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE ONE

INTERPRETATION

1.01       Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario) and any statute that may be substituted therefor, as from time to time amended;

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory in Canada, as from time to time amended, the written rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province or territory of Canada;

“appoint” includes “elect” and vice versa;

“articles” means the articles of continuance of the Corporation, as from time to time amended or restated;

“board” means the board of directors of the Corporation and “director” means a member of the board;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque” includes a bank draft;

“close of business” means 5:00 p.m. (Toronto time) on a business day in the City of Toronto;

“day” means a clear day and a period of days shall be deemed to commence on the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or a holiday;

“Director Nominations” means the nomination of one or more individuals for the election of directors to the board made (a) by or at the direction of the board in a notice of meeting or any supplement thereto; (b) before the meeting by or at the direction of the board; or (c) by a shareholder of the Corporation in accordance with sections 10.24(b) to 10.24(e);

“meeting of shareholders” includes an annual meeting of shareholders, a special meeting of shareholders and an annual and special meeting of shareholders;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act (Ontario), as from time to time amended;

“ordinary resolution” means a resolution that is (i) submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, at the meeting by at least a majority of the votes cast; or (ii) signed by all of the shareholders entitled to vote on that resolution;

“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator, or other legal representative;

“Public Announcement” means disclosure in (i) a press release reported in a national news service in Canada or (ii) a document publicly filed by the Corporation or its transfer agent and registrar under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com;

“recorded address” means (i) in the case of a shareholder, the address of the shareholder as recorded in the securities register; (ii) in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; (iii) in the case of an officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Corporation; and (iv) in the case of a director, the latest address as recorded in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is more current;

~~“resident Canadian" means an individual who is:~~

~~(a)~~	~~a Canadian citizen ordinarily resident in Canada;~~

~~(b)~~	~~a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed in the regulations to the Act, or~~

~~(c)~~	~~a permanent resident within the meaning of the Immigration and Refugee Protection Act (Canada) and ordinarily resident in Canada;~~

“signing officer” means, in relation to any instrument, any person authorized to sign the instrument on behalf of the Corporation by or pursuant to section 2.05;

“special meeting of shareholders” includes a meeting of any class, classes or series of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“special resolution” means a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution; or (ii) signed by all the shareholders entitled to vote on that resolution; and

“unanimous shareholder agreement” means either (i) a lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders, or (ii) a written declaration of the registered owner of all of the issued shares of the Corporation; in each case, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

1.02       Interpretation. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.03       Number. Words importing the singular number include the plural and vice versa.

1.04       Gender. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

1.05       Headings. Headings are inserted in this by-law for reference purposes only and are not to be considered or taken into account in construing the terms or provisions hereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

1.06       Conflict with Unanimous Shareholder Agreement. Where any provision in the by-laws conflicts with any provision of any unanimous shareholder agreement, the provision of such unanimous shareholder agreement shall govern.

ARTICLE TWO

BUSINESS OF THE CORPORATION

2.01       Registered Office. Until changed in accordance with the Act, the registered office of the Corporation shall be within the municipality or geographic township within Ontario initially specified in the articles and thereafter as the shareholders may from time to time determine by special resolution, and at such location therein as the board may from time to time determine by resolution.

2.02       Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its securities register, books of account and minute books, may be maintained in a bound or loose-leaf book or may be entered or recorded by any system of mechanical or electronic data processing or any other information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases). The Corporation shall make such records available for inspection pursuant to applicable law.

2.03       Corporate Seal. The corporate seal of the Corporation, if adopted, shall be in such form as the board may by resolution from time to time adopt. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if adopted, is not affixed to it.

2.04       Financial Year. The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by resolution of the board.

2.05       Execution of Contracts, Etc. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any one director or officer of the Corporation, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have the power from time to time by resolution to appoint any one or more officers or other persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation, if adopted, may be affixed to contracts, documents or instruments in writing signed by an officer or person appointed by resolution of the board.

The term “contracts, documents or instruments in writing” as used in this by-law shall include, without limitation, agreements, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, powers of attorney, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities, instruments of proxy and all paper writings.

Without limiting the generality of the foregoing, any one director or officer is authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the corporate seal, if adopted, of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveyancing any such securities.

Subject to the Act and applicable electronic commerce legislation, any contracts, documents or instruments required to be created or provided in writing and required or permitted to be executed by one or more persons on behalf of the Corporation may be (i) created in electronic document form and provided by electronic means, (ii) signed by mechanically reproduced signature or electronic signature, which signature or signatures shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the person or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contract, document or instrument in writing, and (iii) executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such contract, document or instrument in writing. Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom any particular contract, document or instrument in writing, or class of contracts, documents or instruments in writing, may or shall be signed.

2.06       Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.07       Voting Securities in Other Issuers. The person or persons authorized under section 2.05 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.08       Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided or segregated into one or more divisions having regard to, without limitation, the character or type of businesses or operations, geographical territories, product lines or goods or services as the board may consider appropriate in each case. From time to time the board, or any officer authorized by the board, may authorize, upon such basis as may be considered appropriate in each case:

(a)	Sub-Division and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)	Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the legal name of the Corporation; provided that the Corporation shall set out its legal name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(c)	Officers - the appointment of officers for any such division or other sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed, without prejudice to such officer’s rights under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.

ARTICLE THREE

BORROWING AND DEBT OBLIGATIONS

3.01       Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	charge, mortgage, hypothecate, pledge, or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee, or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02       Delegation. The board may from time to time delegate to a committee of the board, one or more directors or officers of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE FOUR

DIRECTORS

4.01       Number of Directors and Quorum. Until changed in accordance with the Act, the board shall consist of the number of directors within the minimum and maximum number of directors provided for in the articles, as is determined by special resolution or, if such special resolution empowers the board to determine the number, by a resolution of the board; provided, however, that in the latter case the directors may not, between meetings of shareholders, increase the number of directors on the board to a total number greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. Except as provided under section 4.17, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors determined in the manner set forth above; provided that where the board consists of fewer than three directors, all directors shall constitute a quorum at any meeting of the board.

4.02       Qualification. The following persons are disqualified from being a director of the Corporation: (i) a person who is less than 18 years of age; (ii) a person who has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (iii) a person who is not an individual; or (iv) a person who has the status of bankrupt. A director need not be a shareholder. ~~At least 25% of the directors shall be resident Canadians but where the Corporation has less than four directors at least one of the directors shall be a resident Canadian.~~

4.03       Election and Term. The election of directors shall take place at the first meeting and thereafter at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04       Removal of Directors. Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual meeting or special meeting called for such purpose remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting failing which, provided a quorum remains in office, it may be filled by the board. Where the holders of any class or series of shares of the Corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

4.05       Termination of Office. A director ceases to hold office when the director (i) dies, (ii) is removed from office by the shareholders, (iii) ceases to be qualified for election as a director, or (iv) sends or delivers to the Corporation a written resignation or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06       Vacancies. Subject to the provisions of the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or, except as set out hereunder, in the maximum number of directors, as the case may be, or a failure to elect the number of directors required to be elected at any meeting of shareholders. Where the articles provide for a minimum and maximum number of directors and a special resolution has been passed empowering the directors to determine the number of directors, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required by section 4.01, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors fail to call a meeting or if there are no directors then in office, any shareholder may call the meeting. A director appointed or elected to fill a vacancy holds office for the unexpired term of that director’s predecessor.

4.07       Action by the Board. Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to section 4.08, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

4.08       Participation. If all the directors of the Corporation present at or participating in a meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of telephonic, electronic or other communication facility that permits all participants to communicate simultaneously and instantaneously with each other during the meeting. A director participating in a meeting by such means is deemed to be present in person at the meeting for the purposes of the Act. Any consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.09      Place of Meetings. Meetings of the board may be held at any place within or outside Ontario and, in any financial year of the Corporation, any or all of the meetings of the board may be held at any place outside Canada.

4.10      Calling of Meetings. Meetings of the board shall be held from time to time at such place at such time and on such day as the board, the chairperson of the board, the president (if the president is a director) or any two directors may determine.

4.11      Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.01 to each director, not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive a notice of or otherwise consent to a meeting of the board and, subject to the Act, attendance of a director at a meeting of the board is a waiver of notice of the meeting.

4.12     First Meeting of New Board. Provided a quorum of directors is present, each newly elected board may hold its first meeting, without notice, immediately following the meeting of shareholders at which such board is elected.

4.13      Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14      Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15      Chairperson. The chairperson of any meeting of the board shall be the first mentioned of the following officers as have been appointed and who is a director and is present at the meeting: chairperson of the board, chief executive officer, president or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a director, to act as secretary of the meeting.

4.16      Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.

4.17      Conflict of Interest. A director or officer of the Corporation who is a party to, or who is a director or an officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or the shareholders. Such director shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve such contract or transaction or proposed contract or proposed transaction unless the contract or transaction is:

(a)	one relating primarily to his or her remuneration as a director of the Corporation or an affiliate;

(b)	one for indemnity or insurance as specified under the Act; or

(c)	one with an affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting by reason of such director’s interest in such contract or transaction, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution. Where all the directors are required to make disclosure under this section, the contract or transaction may be approved only by the shareholders.

4.18       Remuneration and Expenses. Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on behalf of the Corporation other than the normal work ordinarily required of a director. The confirmation of any such resolution or resolutions by the shareholders shall not be required, except as required by law or regulation. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

4.19       Resolution in Writing by Directors. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting is as valid as if it had been passed at a meeting of the directors unless a written statement or written representation with respect to the subject matter of the resolution is submitted by a director or the auditor, respectively, in accordance with the Act. A resolution in writing may be signed by the directors in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same resolution in writing, and by a director using a facsimile or other electronic signature, in which case the other directors, the Corporation and the shareholders are entitled to rely on such electronic signature as conclusive evidence that such resolution in writing has been duly executed by such director.

4.20       Only One Director. Where the Corporation has only one director, that director may constitute a meeting.

ARTICLE FIVE

COMMITTEES

5.01       Committees of the Board. The board may, from time to time, establish (or dissolve) one or more committees of directors, however designated, and delegate to any such committee any of the powers and duties of the board, subject to the limitations on such delegation contained in the Act. The board may appoint and remove the members of each committee subject to the requirements of the Act.

5.02       Audit Committee. If the Corporation is an offering corporation within the meaning of the Act, the board shall, and the board otherwise may, appoint annually from among its number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates and all of whom must otherwise meet the requirements of applicable law. Each member of the audit committee shall hold office, at the pleasure of the board, until the next annual meeting of shareholders and, in any event, only so long as the director shall be a director. In addition to the powers and duties delegated by the board pursuant to section 5.01, the audit committee shall have the powers and duties provided in the Act and other applicable laws. The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the audit committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the audit committee.

5.03       Transaction of Business. Subject to the provisions of section 4.08, the powers of a committee of directors appointed by the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at such place or places designated in section 4.09.

5.04       Advisory Committees. The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05       Procedure. Unless otherwise determined by the board, each committee and advisory body shall have the power to fix its quorum (provided a quorum is not less than a majority of its members), to elect its chairperson, and to regulate its procedure.

5.06       Limits on Authority. Despite any other provision of this by-law, no managing director and no committee of directors appointed by the board has authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor or appoint or remove any of the chief executive officers, however designated, the chief financial officer, however designated, the chairperson or the president of the Corporation;

(c)	subject to the Act, issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission referred to in the Act;

(g)	approve a management proxy circular referred to in the Act;

(h)	approve a take-over bid circular, directors’ circular or issuer bid circular referred to in the Securities Act (Ontario);

(i)	approve any financial statements referred to in the Act (unless otherwise permitted under the Act and Applicable Securities Legislation);

(j)	approve an amalgamation between the Corporation and (i) its holding body corporate, (ii) any one or more of its subsidiaries, and (iii) any one or more corporations where the Corporation and any such corporation are subsidiaries of the same holding body corporate;

(k)	approve an amendment to the Corporation’s articles to (i) divide any class of unissued shares into series and determine the designation, rights, privileges, restrictions and conditions thereof, where the articles authorize the directors to approve such amendment, and (ii) change a Corporation’s name that is a numbered name to a name that is not a numbered name; or

(l)	adopt, amend or repeal by-laws.

ARTICLE SIX

OFFICERS

6.01       Positions and Appointment. Subject to the articles or any unanimous shareholder agreement, the board may from time to time designate such offices of the Corporation and appoint such officers as the board may consider advisable, including, without limitation, a president, a secretary and a treasurer. None of such officers, other than a chairperson of the board, need be a director of the Corporation. Any two or more offices may be held by the same individual.

6.02     President. If appointed, the president shall, subject to the control of the board, have general supervision over the business and affairs of the Corporation, and he or she shall have such other powers and duties as the board may specify.

6.03       Secretary. If appointed, the secretary shall give or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he or she shall attend and be the secretary of all meetings of the board, shareholders and committees of the board; he or she shall enter or cause to be entered in the minute book of the Corporation, minutes of all proceedings at such meetings and shall be custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he or she shall have such other powers and duties as the board may specify.

6.04       Treasurer. If appointed, the treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the custody of the funds and securities of the Corporation; he or she shall render to the board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation, except when some other officer or agent has been appointed for that purpose; and he or she shall have such other powers and duties as the board may specify.

6.05       Powers and Duties. Subject to the articles or any unanimous shareholder agreement, and unless otherwise provided in this Article Six, the powers and duties of each officer of the Corporation shall be such as the terms of their engagement call for or as provided from time to time by resolution of the board. In the absence of such terms of engagement or resolution, the respective officers shall have the powers and duties and shall discharge the duties customarily and usually held and performed by like offices of corporations similar in organization and business purposes to the Corporation subject to the control of the board. Any such officer may from time to time delegate any of his or her powers and duties to another officer or employee of the Corporation, and such delegate may exercise and perform such powers and duties, unless the board otherwise directs.

6.06      Term of Office. The board, in its discretion, may remove any officer of the Corporation, with or without cause, without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his or her successor is appointed or until the earlier of his or her resignation or death. The board may appoint a person to an office to replace an officer who has been removed or who has ceased to be an officer for any other reason.

6.07       Terms of Employment and Remuneration. The terms of employment and the remuneration of an officer appointed by the board shall be settled by the board from time to time.

6.08      Disclosure of Interest. An officer shall disclose to the Corporation any interest in a material contract or material transaction, whether made or proposed, with the Corporation in accordance with section 4.17 and the Act.

6.09       Agents and Attorneys. Subject to the provisions of the Act, the Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit.

6.10        Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

ARTICLE SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01        Limitation of Liability. Every director and officer of the Corporation shall, in exercising the powers and discharging the duties of office, act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such director’s or officer’s office or in relation thereto; unless the same are occasioned by such director’s or officer’s own willful neglect or fault; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02       Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(a)	the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such individual in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03       Insurance. Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 against such liabilities and in such amounts as the board may from time to time determine and as permitted by the Act.

ARTICLE EIGHT

SHARES

8.01       Allotment of Shares. Subject to the Act, the articles or any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02       Commissions. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03      Transfer Agents and Registrars. The board may from time to time appoint, for each class of securities issued by the Corporation, (a) a trustee, transfer agent or other agent to keep the securities register and the register of transfers and one or more persons to keep branch registers, and (b) a registrar, trustee or agent to maintain a record of issued security certificates and, subject to the Act, one person may be appointed for the purposes of clauses (a) and (b) in respect of all securities of the Corporation or any class or classes thereof. The board may at any time terminate such appointment.

8.04       Registration of a Share Transfer. Subject to the provisions of the Act, no transfer of a share in respect of which a certificate has been issued shall be registered in a securities register except upon surrender of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and a reasonable fee (not to exceed the amount permitted by the Act) prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.05.

8.05      Lien for Indebtedness. Unless the Corporation is an offering corporation within the meaning of the Act, the Corporation has a lien on the shares registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder owed to the Corporation, to the extent of such debt; and the directors may enforce such lien, subject to any other provision of the articles or to any unanimous shareholder agreement, (i) by applying any dividends or other distributions paid or payable on or in respect of the shares thereby affected in repayment of the debt of that shareholder to the Corporation, (ii) by the sale of the shares thereby affected, and/or (iii) by any other action, suit, remedy or proceeding authorized or permitted by law or by equity, and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.06       Non-Recognition of Trusts. Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.07      Share Certificates. The shares of the Corporation may be represented by certificates. Share certificates shall be in the form approved by the board. Certificates representing shares of each class or series shall be signed in accordance with section 2.05 and need not be under corporate seal. Any or all such signatures may be electronic signatures. Although any officer, transfer agent or registrar whose manual or electronic signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

8.08      Replacement of Share Certificates. The board or any officer or agent designated by the board may direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee (not to exceed the amount permitted by the Act) and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09       Joint Holders. If two or more persons are registered as joint holders of any share, the Corporation shall not be required to issue more than one certificate in respect thereof, and delivery of a certificate to one of several joint holders shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10       Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof; except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

ARTICLE NINE

DIVIDENDS AND RIGHTS

9.01       Dividends. Subject to the provisions of the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

9.02       Dividend Cheques. A dividend payable in money shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which the dividend has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of such holder, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address, or to the first recorded address if there are more than one. The mailing of a cheque in accordance with this section, unless not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03       Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent in accordance with section 9.02, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04       Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities; and notice of any such record date, unless waived in accordance with the Act, shall be given not less than seven days before such record date in the manner provided for by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05          Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE TEN

MEETINGS OF SHAREHOLDERS

10.01       Annual Meetings. The annual meeting of shareholders shall be held at such time and on such day in each year and, subject to section 10.03, at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors (unless the Corporation is exempted under the Act from appointing an auditor), and for the transaction of such other business as may properly be brought before the meeting.

10.02       Special Meetings. The board shall have power to call a special meeting of shareholders at any time.

10.03       Place of Meetings. Meetings of shareholders shall be held at (i) the registered office of the Corporation, (ii) elsewhere in the municipality in which the head office is situate, or (iii) if the board shall so determine, at some other place within or outside Ontario.

10.04       Meetings Held by Electronic Means. The directors or shareholders who call a meeting of shareholders pursuant to the Act, may determine that the meeting shall be held, in accordance with the Act and the regulations thereto, by means of a telephonic, electronic or other communication facility that permits all participants to communicate instantaneously and simultaneously with each other during the meeting, provided the Corporation makes provision for electronic voting at such meeting in accordance with the Act and section 10.20. Any person who participates in a meeting through those means, shall be deemed for the purposes of the Act to be present in person at such meeting.

10.05       Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article Eleven not less than 10 days, unless the Corporation is an offering Corporation, in which case not less than 21 days, and in each case no more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than the consideration of minutes of an earlier meeting, consideration of the financial statements and auditor’s report thereon (if any), election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasonable judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders, and, subject to the Act, attendance of any such shareholder or any such other person is a waiver of notice of the meeting.

10.06       List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting in accordance with the Act. If a record date for the meeting is fixed pursuant to section 10.07, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.07       Record Date for Notice. The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, as the record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall, unless waived in accordance with the Act, be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.08       Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of, or otherwise consent to, such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Ontario, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.09       Chairperson, Secretary and Scrutineers. The chairperson of any meeting of shareholders shall be the first mentioned of the following officers as have been appointed and who is present at the meeting: chairperson of the board, president, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson of the meeting shall appoint a person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson of the meeting with the consent of the meeting.

10.10       Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation, if any, and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

10.11       Participation in Meeting by Electronic Means. Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act and the by-laws, by means of telephonic, electronic or other communications facilities that permits all participants to communicate instantaneously and simultaneously with each other during the meeting, provided the Corporation makes available such telephonic, electronic or communications facility. A person participating in such a meeting is deemed to be present in person at the meeting and a shareholder or proxy holder entitled to vote at such a meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communications facility that the Corporation has made available for that purpose, whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic or other communications facility.

10.12        a)      Quorum. Subject to the Act, at each meeting of the shareholders, holders of a majority of shares entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

In the event that the Corporation is a reporting issuer, subject to any minimum quorum requirement for a shareholder meeting of any securities exchange upon which the Corporation’s shares are listed, at each meeting of the shareholders, the holders of not less than 5% of the shares entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum. For the purposes of this section, “reporting issuer” includes:

(i)	a corporation that is a ‘reporting issuer’ under Applicable Securities Laws;

(ii)	in the case of a corporation that is not a ‘reporting issuer’ for the purpose of Applicable Securities Laws, a corporation:

(1)	that has filed a prospectus, registration statement or similar document under any securities legislation in any jurisdiction within Canada or under the laws of a jurisdiction outside Canada,

(2)	any of the securities of which are listed and posted for trading by the Corporation on a stock exchange or quotation system in or outside Canada, or

(3)	that is involved in, formed for, resulting from or continued after an amalgamation, a reorganization, an arrangement or a statutory procedure, if one of the participating bodies corporate is a corporation to which subparagraph (1) or (2) applies.

(b)       Separate Class Vote. Subject to the Act, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

10.13       Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in section 10.06, every person who is named in such list shall be entitled to vote the shares shown thereon opposite that person’s name at the meeting to which such list relates except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.07, such person has transferred any shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established ownership of such shares, has demanded not later than 10 days before the meeting that the transferee’s name be included in such list. In any such case, the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 10.06, every person shall be entitled to vote at the meeting who at the time of the commencement of the meeting is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.14       Proxyholders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be a shareholder, to attend and act as the shareholder’s representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney or, if the shareholder is a body corporate, by an officer or attorney of such shareholder duly authorized, and shall conform to the requirements of the Act. Alternatively, a shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairperson of the meeting. Any such proxyholder or representative need not be a shareholder.

10.15       Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours (excluding non-business days), before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in the notice or, if no time is specified in the notice, it has been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting.

10.16       Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or duly represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.17       Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles, the by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairperson of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which the chairperson is entitled as a shareholder or proxy nominee.

10.18       Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried, carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders upon the question.

10.19       Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson of the meeting or any person who is present and entitled to vote, whether as shareholder, proxyholder or representative, on such questions at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20     Electronic Voting. Any vote referred to in sections 10.18 and 10.19 may be held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility; provided the facility enables the votes to be gathered in a manner that permits their subsequent verification.

10.21       Adjournment. The chairperson at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.22       Resolution in Writing by Shareholders. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting is as valid as if it had been passed at a meeting of the shareholders unless a written statement or written representation with respect to the subject matter of the resolution is submitted by a director or the auditor, respectively, in accordance with the Act. A resolution in writing may be signed by the shareholders in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same resolution in writing, and by a shareholder using a facsimile or other electronic signature, in which case the other shareholders, the Corporation and the directors are entitled to rely on such electronic signature as conclusive evidence that such resolution in writing has been duly executed by such shareholder.

10.23       Only One Shareholder. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented by proxy constitutes a meeting.

10.24	Advance Notice of Shareholder Nominations and Proposals.

(a)	Nomination Requirements. Subject to the Act, Applicable Securities Laws, and the articles, only those individuals named in the Director Nominations submitted pursuant to this section 10.24 will be eligible for the election of directors to the board.

(b)	Timely Notice. A shareholder (the “Nominating Shareholder”) must give written notice of its Director Nominations, the contents of such notice as set out in section 10.24(c) and section 10.24(d) (such notice, a “Nomination Notice”), to the secretary of the Corporation even if such matter is already the subject of a notice to the shareholders or a Public Announcement. The Nomination Notice must be received by the Corporation:

(i)	in the case of an annual meeting of shareholders (or an annual and special meeting), not less than 30 days nor more than 65 days before the date of such meeting (except that, if the meeting is to be held on a date that is less than 50 days after the date on which the first notice to the shareholders or first Public Announcement of the date of the meeting was made (the “Meeting Notice Date”), notice by the Nominating Shareholder shall be made not less than the close of business on the 10th day after the Meeting Notice Date; and

(ii)	in the case of a special meeting of shareholders (which is not an annual and special meeting) called for the purpose of electing directors (whether or not also called for the purpose of conducting other business) not later than the close of business on the 15th day after the Meeting Notice Date.

(c)	Delivery of Notice. Notwithstanding any other provision of this by-law, a Nominating Shareholder shall deliver the Nomination Notice to the Corporation’s registered office in the manner provided in section 11.01.

(d)	Shareholder Nominations. A Nomination Notice must include the following information in respect of each of the Nominating Shareholder’s nominees:

(i)	each nominee’s name, age, business address and residential address;

~~(ii)~~	~~a statement indicating whether each nominee is a “resident Canadian” as defined in the Act and the regulations made under the Act;~~

(ii)	~~(iii)~~ each nominee’s present principal occupation, business or employment;

(iii)	~~(iv)~~ each nominee’s principal occupation, business or employment for the five years preceding the notice;

(iv)	~~(v)~~ the number of securities of each class or series of shares of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by each nominee, as of the record date for the meeting (provided that such date shall have then have been made publicly available and shall have occurred) and as of the date of such Nomination Notice;

(v)	~~(vi)~~ such other information concerning each nominee as would be required to be disclosed in an information circular soliciting proxies for the election of each nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under the regulations under the Act, NI 51-102 or Form 51-102F5 (Information Circular);

(vi)	~~(vii)~~ the consent of each nominee to being named in the information circular to serve as a director if elected; and

(vii)	~~(viii)~~ any such other information as the Corporation may reasonably require to determine the eligibility of each nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each nominee.

(e)	Additional Nomination Notice Information. A Nomination Notice must include the following information respecting the Nominating Shareholder:

(i)	the name, business address and residential address of the Nominating Shareholder;

(ii)	the number of securities of each class and series of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities, as of the record date for the meeting (provided that such date shall have been made publicly available and shall have occurred) and as of the date of the Nomination Notice;

(iii)	a description of any agreement, arrangement or understanding with respect to between or among the Nominating Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing relating to the Nominating Shareholder’s Director Nominations;

(iv)	full particulars of any direct or indirect interest of the Nominating Shareholder in any contract or transaction (existing or proposed) with the Corporation or any affiliate thereof;

(v)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nomination Notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of the Corporation;

(vi)	any other information relating to such person that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws;

(vii)	a representation that the Nominating Shareholder is a registered or beneficial shareholder of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice; and

(viii)	a representation whether the Nominating Shareholder intends to deliver an information circular and/or form of proxy to holders of the Corporation’s outstanding shares or otherwise to solicit proxies from shareholders in support of its Director Nominations.

(f)	Effect of Non-compliance. Notwithstanding anything in this by-law to the contrary: (i) no Director Nominations shall be made at any meeting except in accordance with the procedures set forth in this section 10.24. The requirements of this section 10.24 shall apply to any Director Nominations to be brought before a meeting by a shareholder whether such Director Nominations are to be included in the Corporation’s management information circular pursuant to the Act and NI 51-102 or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this section 10.24 are included to provide the Corporation notice of a shareholder’s intention to bring one or more Director Nominations before a meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to make such Director Nominations before a meeting.

(g)	Waiver. The board may, in its sole discretion, waive any requirement in this section 10.24.

ARTICLE ELEVEN

NOTICES

11.01       Method of Giving Notices. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if (i) delivered personally to the person to whom it is to be given, or (ii) delivered to such person’s last address as shown on the records of the Corporation, or (iii) mailed by prepaid post in a sealed envelope addressed to such person at the last address shown on the records of the Corporation, or (iv) sent by electronic document in accordance with the Electronic Commerce Act, 2000 (Ontario) or electronic transmission, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases). A notice, communication or document so delivered shall be deemed to have been given when (i) delivered personally, when it is delivered; (ii) delivered to such person’s last address shown on the records of the Corporation, when delivered at the address aforesaid; (iii) mailed by prepaid post, on the fifth day after mailing, unless there are reasonable grounds for believing that the addressee did not receive the notice or document at that time or at all; and (iv) sent by way of electronic document, when it is sent through an information system used to generate, send, receive, store, or otherwise process an electronic document. The secretary may change the address on the records of the Corporation of any shareholder, director, officer, or auditor of the Corporation in accordance with any information believed by the secretary to be reliable.

11.02       Notice to Joint Holders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03       Computation of Time. In computing the date when notice must be given under any provision of the articles or the by-laws requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04       Undelivered Notices. If any notice given or document sent to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices or send further documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

11.05       Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor, or member of a committee of the board, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06       Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom that person derives title to such share prior to the name and address of that person being entered on the securities register (whether such notice was given before or after the happening of the event upon which the person became so entitled) and prior to the person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07       Waiver of Notice. Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE TWELVE

FORUM SELECTION

12.01       Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate Courts therefrom (or, failing such court, any other “court” as defined in the Act) having jurisdiction and the appellate Courts therefrom), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act or the articles or the by-laws of the Corporation (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the Act) of the Corporation. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Ontario (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (a) the personal jurisdiction of the provincial and federal Courts located within the Province of Ontario in connection with any action or proceeding brought in any such Court to enforce the forum set out in the preceding sentence and (b) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

ARTICLE THIRTEEN

EFFECTIVE DATE

13.01       Effective Date. This by-law shall come into force when made by the board in accordance with the Act.

13.02       Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

***

The foregoing is the complete text of the Amended and Restated By-law No. 1-A of the Corporation, as adopted by the Corporation on [●], ~~2017~~2022.

SCHEDULE “D”

QYOU MEDIA INC.

(the “Company”)

MANDATE OF THE AUDIT COMMITTEE

As approved by the Board of Directors of the Company (the “Board”) on June 23, 2017.

A.            PURPOSE AND SCOPE

The Audit Committee (the “Committee”) of the Board shall be responsible for assisting in the Board’s oversight of the reliability and integrity of the accounting principles and practices, financial statements and other financial reporting and disclosure practices followed by management of the Company. The Committee shall also have oversight responsibility for: (i) the qualifications, independence and performance of the independent auditors; (ii) the establishment by management of an adequate system of internal controls; (iii) the preparation by management of quarterly and annual financial statements; and (iv) the maintenance by management of practices and processes to ensure compliance with applicable laws.

B.            COMPOSITION AND MEETINGS

The Committee shall be comprised of a minimum of three directors as appointed by the Board, each of whom shall meet the criteria for independence, financial literacy and audit committee composition requirements of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators (“NI 52-110”) (subject to any applicable exemptions from such requirements permitted by NI 52,110, which the Board and Committee shall be permitted to avail themselves of), any exchange upon which securities of the Company are traded or any governmental or regulatory body exercising authority over the Company.

A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee, but in no case shall a quorum be comprised of less than two members of the Committee, and the action of a majority of those present, after determining a quorum, shall be the act of the Committee.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly elected or until their earlier death, resignation or removal. The Board may fill a vacancy in the membership of the Committee and remove a member of the Committee at any time for any reason. The Board shall appoint the chair of the Committee (the “Chair”) from the Committee members. In the absence of the Chair at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

The Committee shall meet at least four (4) times per year or more frequently as circumstances dictate. At the invitation of the Committee, members of the Company’s management and others may attend Committee meetings as the Committee considers necessary or desirable. The Company’s independent auditors are entitled to attend and be heard at each Committee meeting. The Committee shall meet without management present at each Committee meeting. All independent directors may attend Committee meetings, provided that directors who are not members of the Committee shall not be entitled to vote, nor shall their attendance be counted as part of the quorum of the Committee.

The Chair, any member of the Committee, the Company’s independent auditors or the Chair of the Board may call a meeting by notifying the members of the Committee. Ordinarily, meetings of the Committee should be convened with no less than seven (7) days’ notice having been given. The requirement for notice can be waived subject to the consent of each member of the Committee.

The Committee shall report its actions to the members of the Board. The Committee shall keep written minutes of its meetings which shall be recorded and filed with the books and records of the Company. Minutes of each meeting will be made available to the members of the Board and the Company’s independent auditors. The Committee shall report its decisions and recommendations to the Board promptly after each Committee meeting.

C.            RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

1.	periodically review and assess the adequacy of this Mandate, and recommend any proposed changes to the Board for approval;

2.	recommend to the Board, for approval by the shareholders, the appointment of the independent auditors of the Company;

3.	require the independent auditors of the Company to report to it directly;

4.	review and recommend to the Board for approval, the terms of any annual audit engagement of the independent auditors, including the appropriateness of the proposed audit fees with respect to the engagement of the independent auditors for any audit related services;

5.	oversee the resolution of any disagreements between management and the independent auditors;

6.	periodically perform a review of the performance of the independent auditors to provide further insight on the audit firm, its independence and application of professional standards;

7.	pre-approve any non-audit services to be provided by the firm of the independent auditors to the Company in accordance with NI 52-110;

8.	review the Company’s financial statements, management discussion and analysis, and interim profit or loss press releases, along with any other disclosure by the Company of financial information extracted or derived from the Company’s financial statements, in each case prior to the public disclosure of such documents or information, and ensure adequate procedures are in place for such pre-filing review;

9.	periodically review the status and findings of the independent auditors’ audit plan and the adequacy of internal controls established by management and, where appropriate, make recommendations or reports thereon to the Board;

10.	understand the scope, principal risks and integrity of internal and independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses;

11.	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Company’s present and former independent auditors;

12.	monitor and periodically review the Company’s procedures for:

●	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

●	the confidential, anonymous submission by directors, officers and employees of the Company of concerns regarding questionable accounting or auditing matters.

D.            ACCESS TO MANAGEMENT AND INDEPENDENT ADVICE

The Committee shall have unrestricted access to the Company’s management and employees and to the books and records of the Company and from time to time may hold unscheduled or regularly scheduled meetings or portions of meetings in executive session or otherwise with the Company’s independent auditors, the Chief Financial Officer or the Chief Executive Officer.

While the Committee has the responsibilities and powers set forth in this Mandate, it is not the duty of the Committee to plan or conduct audits, to establish the Company’s accounting and financial reporting systems, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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